                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            VALUEVISION MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    May 19, 2004

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation (the "Company"), to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, on Tuesday, June 22, 2004 at 9:00 a.m., central time.

     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to come before the meeting. During the meeting, we will also review the past year and comment on the upcoming year.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, please take the time to vote. You may vote via the Internet, by calling a toll-free telephone number or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy via the Internet, telephone or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                          Sincerely,

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

                            ------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.

                            ------------------------

                            VALUEVISION MEDIA, INC.

                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 22, 2004
                         ------------------------------

To the Shareholders of ValueVision Media, Inc.:

     The Annual Meeting of Shareholders (the "Meeting") of ValueVision Media, Inc. (the "Company") will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota on Tuesday, June 22, 2004 at 9:00 a.m., central time, or at any adjournments or postponements thereof. The Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect nine Directors, six of whom will be elected by the holders of shares of the Company's Common Stock, par value $.01 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series A Redeemable Convertible Preferred Stock, par value $.01 per share, voting separately as a class;

     2. To approve the ValueVision Media, Inc. 2004 Omnibus Stock Plan, which would permit the issuance of 2,000,000 shares thereunder;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2005; and

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 6, 2004 will be entitled to receive notice of and to vote at the Meeting or any adjournments thereof. This notice and proxy statement was first sent to shareholders on approximately May 19, 2004.

     A proxy card for the Meeting is enclosed. Whether or not you plan to attend the Meeting in person, you are requested to vote your proxy either (1) via the Internet at the address listed on the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy via the Internet, telephone or mail, you may revoke your proxy and vote on all matters submitted at the Meeting at any time prior to the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS, INCLUDING VOTING IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

May 19, 2004

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2004 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 22, 2004

                         ------------------------------

                              GENERAL INFORMATION

VOTING OF PROXIES

     All shares of common stock, par value $.01 per share (the "Common Stock"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), and Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company that are entitled to vote and are represented at the Meeting by properly executed proxies received via the Internet, telephone or mail prior to the date of the Meeting or at the Meeting, and are not revoked, will be voted at such meeting and any adjournments thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated, proxies will be voted on the proposals (the "Proposals") as follows:

          (1) FOR approval of Proposal Number 1 to elect the nine nominees for directors to the Company's Board of Directors (each a "Director," collectively, the "Board of Directors"), six of whom must be elected by the holders of shares of Common Stock voting separately as a class and three of whom must be elected by the holders of shares of Preferred Stock voting separately as a class;

          (2) FOR approval of Proposal Number 2 to approve the ValueVision Media, Inc. 2004 Omnibus Stock Plan, which would permit the issuance of 2,000,000 shares of Common Stock thereunder; and

          (3) FOR approval of Proposal Number 3 to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 2005.

     If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

SOLICITATION OF PROXIES

     The Company is making this solicitation and will bear the cost of preparing, assembling and mailing this Proxy Statement, the Annual Report and other material that may be sent to the shareholders of the Company in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram, by facsimile, by electronic mail or by special letter.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only shareholders of record at the close of business on May 6, 2004 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. As of the Record Date, there were 36,686,519 shares of Common Stock issued and outstanding. In addition, as of the Record Date, there were 5,339,500 shares of Preferred Stock issued and outstanding, all of which were held by GE Capital Equity Investments, Inc.

("GE Equity"). The holders of the Common Stock and the Preferred Stock will vote together as one class at the Meeting on Proposals 2 and 3, with the holders of the Preferred Stock voting on an "as converted" basis (meaning such shares will be entitled to 5,339,500 votes on Proposals 2 and 3). With respect to Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect six Directors to the Board of Directors and the holders of the Preferred Stock, voting separately as a class, are entitled to elect three Directors to the Board of Directors. The Common Stock and Preferred Stock are collectively referred to in this Proxy Statement as the "Voting Securities."

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Voting Securities entitled to vote at the Meeting will constitute a quorum for the combined class voting on Proposals 2 and 3. With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the Common Stock entitled to a separate class vote on six Directors at the Meeting will constitute a quorum for purposes of such class vote and (b) the Preferred Stock entitled to a separate class vote on three Directors at the Meeting will constitute a quorum for purposes of such class vote.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     With respect to Proposal 1, six Directors are to be elected by the holders of shares of Common Stock voting separately as a class and three Directors are to be elected by the holders of shares of Preferred Stock voting separately as a class. In each separate class vote, the Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, as applicable, present in person or by proxy and entitled to vote; provided, that the total vote cast represents, in each case, at least 50% of all of the shares of Common Stock or Preferred Stock entitled to vote, as the case may be.

     The affirmative vote of the holders of a majority of the outstanding shares of Voting Securities (voting as a single class) present in person or by proxy and entitled to vote is required to ratify Proposals 2 and 3, provided that the total vote cast on each Proposal represents at least 50% of all shares of the Voting Securities entitled to vote on such Proposal.

     A shareholder who abstains with respect to any Proposal is considered to be present and entitled to vote at the Meeting, and is in effect casting a negative vote. A shareholder who is not otherwise present and entitled to vote at the Meeting and who does not give authority to a proxy to vote on a Proposal will not be considered present and entitled to vote on the Proposal. Accordingly, broker non-votes will not affect the outcome of the vote on a Proposal so long as the total votes cast on such Proposal represent at least 50% of all shares entitled to vote thereon.

REVOCABILITY OF PROXIES

     The presence at the Meeting of a shareholder of the Company will not revoke his or her proxy. However, a proxy may be revoked with respect to any matter at any time before the proxy is voted on such matter by delivering to an officer of the Company written notice of such revocation or a duly executed new proxy. Such written notice of revocation or duly executed new proxy will be effective upon filing with an officer of the Company, either prior to or at the Meeting; however, a revocation or new proxy will not affect a vote on any matter that was cast prior to such filing. All written notices of revocation and other communications with respect to the revocation of proxies should be delivered to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: General Counsel, or may be hand-delivered to an officer of the Company at the Meeting.

BOARD RECOMMENDATIONS

     The Board recommends a vote FOR the election of each of the nominees to the Board of Directors set forth in Proposal 1, FOR the approval of the ValueVision Media, Inc. 2004 Omnibus Stock Plan set forth in Proposal 2 and FOR the ratification of Deloitte & Touche LLP set forth in Proposal 3.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the beneficial ownership of securities of the Company as of May 6, 2004 based on a total of 36,686,519 shares of Common Stock and 5,339,500 shares of Preferred Stock outstanding as of such date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, (ii) each of the Directors and nominees for election to the Board, (iii) the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table who is or was an executive officer of the Company during the fiscal year ended January 31, 2004 ("Fiscal 2003"), and (iv) all Directors and executive officers of the Company as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433.

                                                                       NUMBER OF SHARES
NAME AND ADDRESS                                    TITLE OF CLASS    BENEFICIALLY OWNED    PERCENT OF CLASS
----------------                                    --------------    ------------------    ----------------
DIRECTORS AND EXECUTIVE OFFICERS
William J. Lansing(1).............................  Common Stock             505,000               1.4%
Marshall S. Geller(2).............................  Common Stock             182,500                 *
James J. Barnett..................................                                --                 *
John D. Buck(3)...................................  Common Stock              35,000                 *
Robert J. Korkowski(4)............................  Common Stock             208,311                 *
Allen L. Morgan(5)................................  Common Stock              30,000                 *
R. Brandon Burgess(6).............................  Common Stock          24,121,283              48.2%
                                                    Preferred              5,339,500               100%
                                                    Stock
Ron Herman(7).....................................  Common Stock          16,013,918              38.1%
                                                    Preferred              5,339,500               100%
                                                    Stock
Jay Ireland(8)....................................  Common Stock          24,121,283              48.2%
                                                    Preferred              5,339,500               100%
                                                    Stock
Gene McCaffery(9).................................  Common Stock           1,497,651               4.0%
Richard D. Barnes(10).............................  Common Stock             491,429               1.3%
Roy Seinfeld(11)..................................  Common Stock             302,717                 *
Howard F. Fox(12).................................  Common Stock             214,206                 *
Nathan E. Fagre(13)...............................  Common Stock             341,727                 *
Elizabeth Byerly Haesler(14)......................  Common Stock              58,333                 *
All Directors and executive officers as a group
  (14 persons)(15)................................  Common Stock          26,598,404              51.0%
                                                    Preferred              5,339,500               100%
                                                    Stock
OTHER 5% OR GREATER SHAREHOLDERS
GE Capital Equity Investments, Inc.(16)...........  Common Stock          16,013,918              38.1%
120 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927
National Broadcasting Company, Inc.(16)...........  Common Stock          24,121,283              48.2%
30 Rockefeller Plaza                                Preferred              5,339,500               100%
                                                    Stock
New York, New York 10112
General Electric Capital Corporation(16)..........  Common Stock          16,013,918              38.1%
260 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927
General Electric Capital Services, Inc.(16).......  Common Stock          16,013,918              38.1%
260 Long Ridge Road                                 Preferred              5,339,500               100%
                                                    Stock
Stamford, Connecticut 06927

                                                                       NUMBER OF SHARES
NAME AND ADDRESS                                    TITLE OF CLASS    BENEFICIALLY OWNED    PERCENT OF CLASS
----------------                                    --------------    ------------------    ----------------
General Electric Company(16)......................  Common Stock          16,013,918              38.1%
3135 Easton Turnpike                                Preferred              5,339,500               100%
                                                    Stock
Fairfield, Connecticut 06431
National Broadcasting Company Holding, Inc.(16)...  Common Stock          16,013,918              38.1%
30 Rockefeller Plaza                                Preferred              5,339,500               100%
                                                    Stock
New York, New York 10112
Snyder Capital Management, L.P.(17)...............  Common Stock           2,144,800               5.9%
350 California Street, Suite 1460
San Francisco, California 94104
Snyder Capital Management, Inc.(17)...............  Common Stock           2,144,800               5.9%
350 California Street, Suite 1460
San Francisco, California 94104
Westcap Investors, LLC(18)........................  Common Stock           5,566,230              15.2%
1111 Santa Monica Boulevard,
Suite 820
Los Angeles, California 90025

-------------------------

  *  Less than 1%

 (1) Includes options to purchase 500,000 shares that are presently exercisable or may become exercisable within 60 days of May 6, 2004.

 (2) Includes options to purchase 67,500 shares that are presently exercisable or may become exercisable within 60 days of May 6, 2004.

 (3) Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of May 6, 2004.

 (4) Includes options to purchase 57,500 shares of Common Stock that are presently exercisable or may become exercisable within 60 days of May 6, 2004.

 (5) Includes options to purchase 30,000 shares that are presently exercisable or may become exercisable within 60 days of May 6, 2004.

 (6) As an officer of NBC, Mr. Burgess may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by NBC. See note (16) below. Mr. Burgess disclaims beneficial ownership of all of the shares of stock that are beneficially owned by NBC.

 (7) As an officer of GE Equity, Mr. Herman may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by GE Equity. See note (16) below. Mr. Herman disclaims beneficial ownership of all of the shares of stock that are beneficially owned by GE Equity.

 (8) As an officer of NBC, Mr. Ireland may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by NBC. See note (16) below. Mr. Ireland disclaims beneficial ownership of all of the shares of stock that are beneficially owned by NBC.

 (9) Includes options to purchase 1,053,240 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(10) Includes options to purchase 459,980 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(11) Includes options to purchase 301,067 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(12) Includes options to purchase 211,846 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(13) Includes options to purchase 326,259 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(14) Includes options to purchase 58,333 shares of Common Stock that are presently exercisable or will become exercisable within 60 days of May 6, 2004.

(15) Shares of Common Stock and Preferred Stock include (i) 10,152,497 shares of Common Stock covered by options granted to directors and named executive officers of the Company and warrants granted to NBC that are presently exercisable or will become exercisable within 60 days of May 6, 2004, and
     (ii) shares of Common Stock and Preferred Stock beneficially owned by certain Directors who have disclaimed such beneficial ownership (see notes
     (6), (7) and (8) above).

(16) Information with respect to GE Equity, National Broadcasting Company, Inc. ("NBC"), General Electric Capital Corporation, General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. is provided in reliance upon information included in a
     Schedule 13D/A filed on February 14, 2003. General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. disclaim beneficial ownership with respect to all shares of Common Stock and Preferred Stock. Pursuant to certain agreements, GE Equity, NBC, and General Electric Capital Corporation, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 16,013,918 shares of Common Stock. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and
     "-- Trademark License Agreement with NBC". Common Stock shown for each entity includes 10,674,418 shares of currently outstanding Common Stock and 5,339,500 shares of Common Stock issuable upon conversion of the 5,339,500 shares of Preferred Stock shown for such entity. In addition, Common Stock shown for NBC includes 101,509 shares of Common Stock and 8,005,856 shares issuable upon exercise of certain warrants for which NBC has sole dispositive power. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC".

(17) Information with respect to Snyder Capital Management, L.P. and Snyder Capital Management, Inc. is provided in reliance upon information included in a Schedule 13G/A filed on February 17, 2004. Snyder Capital Management, Inc. is the general partner of Snyder Capital Management, L.P., a registered investment advisor. Each of Snyder Capital Management, L.P. and Snyder Capital Management, Inc. have shared voting power with respect to 1,988,000 shares of Common Stock and shared dispositive power with respect to 2,144,800 shares of Common Stock.

(18) Information with respect to Westcap Investors, LLC is provided in reliance upon information included in a Schedule 13G filed on February 5, 2004. Westcap Investors, LLC has sole voting power with respect to 1,354,904 shares of Common Stock and sole dispositive power with respect to 5,566,230 shares of Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine Directors will be elected at the Meeting, six of whom (Messrs. Barnett, Buck, Geller, Lansing, Korkowski and Morgan) will be voted upon and elected by the holders of shares of Common Stock voting separately as a class and three of whom (Messrs. Burgess, Ireland and Herman) will be voted upon and elected by the holders of shares of Preferred Stock voting separately as a class. Each Director will hold office until the next annual meeting of shareholders of the Company and until his successor is elected and will have qualified, or his earlier resignation or removal. All of the persons listed below have consented to serve as a Director, if elected. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nine nominees named below to constitute the entire Board.

     The Company's Articles of Incorporation, as amended in 1999, increased the size of the Board to seven Directors, and the Company's By-Laws further provide that the number of directors may be increased (or decreased) by majority vote of the Board of Directors. On February 25, 2004, the Board of Directors increased the size of the Board to nine Directors. In connection with such increase, the Board further provided that the holders of shares of Preferred Stock would be entitled to elect up to three of the nine Directors and the holders of shares of Common Stock would be entitled to elect up to six Directors.

     In addition, the terms of the Company's Articles of Incorporation and the Shareholder Agreement dated as of April 15, 1999 among the Company, NBC and GE Equity (as amended by Amendment No. 1 dated as of March 19, 2004) further provide that so long as applicable law or the rules and regulations of the securities exchange or automated quotation system upon which the Common Stock is listed do not permit GE Equity's Designees to serve on the Audit Committee, Compensation Committee or Nominating and Governance Committees pursuant to the independence requirements of such law or rules and regulations or otherwise, GE Equity shall have the right to designate one observer to each of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors; provided, however, that in the event such law or rules and regulations in the future do permit the GE Equity's Designees to serve on such committees, effective as of the time of such change in applicable law or rules and regulations, GE Equity shall have the right to designate at least one designee to each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee.

     The following table sets forth certain information concerning the persons who are nominated for election to the Board of Directors. Following is information regarding the nominees, including information furnished by them as to their principal occupations.

                                              DIRECTOR
NAME                                    AGE    SINCE     POSITIONS CURRENTLY HELD WITH THE COMPANY
----                                    ---   --------   -----------------------------------------
William J. Lansing....................  46      2003     President and Chief Executive Officer
Marshall S. Geller....................  65      1993     Chairman of the Board
James J. Barnett......................  46      2004     Director
John D. Buck..........................  53      2004     Director
Robert J. Korkowski...................  63      1993     Director
Allen L. Morgan.......................  51      2004     Director
R. Brandon Burgess(1).................  36      2002     Director
Ron Herman(1).........................  41      2004     Director
Jay Ireland(1)........................  49      2003     Director

-------------------------

(1) Messrs. Burgess, Herman and Ireland are the nominees of the holders of shares of Preferred Stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

William J. Lansing

     Mr. Lansing joined the Company as President and Chief Executive Officer in December 2003 and is also a member of the Company's Board of Directors. Mr. Lansing has more than fifteen years of senior management experience, including positions as president and CEO at public companies in the consumer direct marketing and Internet commerce arenas. Mr. Lansing joined ValueVision from General Atlantic Partners, a global private equity firm, where he was a partner from September 2001 to December 2003. Prior to joining Global Atlantic Partners, Mr. Lansing served as CEO of NBC Internet, a Nasdaq-listed company, from March 2000 to August 2001 and served as President and later as CEO of Fingerhut Companies, then the nation's second largest catalog retailer and a NYSE-listed company, from May 1998 to March 2000. Prior to joining Fingerhut, from October 1996 to April 1998, Mr. Lansing was at General Electric, where he served as Vice President of Business Development, reporting to Chairman Jack Welch. From January 1996 to October 1996, Mr. Lansing was Chief Operating Officer of Prodigy, Inc., where he launched the company's flagship Prodigy Internet offering. Earlier in his career, Mr. Lansing was a partner at McKinsey and Company. Mr. Lansing currently serves on the board of directors of Digital River, Inc.

Marshall S. Geller

     Mr. Geller has been a Director since May 1993 and was Vice Chairman of the Board of Directors from August 1994 until July 1999 and has served as Chairman of the Board of Directors since December 2003. Mr. Geller is Co-Founder and Senior Manager of St. Cloud Capital Partners LP, a Small Business Investment Company formed in December 2001. He is also Chairman of the Board, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in November 1995. From 1991 to October 1995, Mr. Geller was the Senior Managing Partner and Founder of Golenberg & Geller, Inc., a merchant banking investment company. Mr. Geller has spent more than 35 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns and Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as a director on the boards of GP Strategies Corporation and 1st Century Bank, Los Angeles and is on the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles.

James J. Barnett

     Mr. Barnett has been a Director since May 2004. From May 2003 to November 2003 Mr. Barnett served as the President of the search division of Overture Services, Inc., a wholly-owned subsidiary of Yahoo! Inc. since October of 2003. Barnett joined Overture from AltaVista, where he was President and CEO from 2001 to 2003. Prior to joining AltaVista, Barnett was President of MyFamily.com, the parent company of Ancestry.com and Rootsweb.com, from October of 2000 to June of 2001. In addition, he served as President and CEO of ThirdAge Media, which was acquired by MyFamily.com from 1999 to 2000. Barnett also held the President and CEO positions at Infogrames North America and Accolade, Inc., two interactive entertainment companies.

John D. Buck

     Mr. Buck has been a Director since April 2004. From 2000 to the present Mr. Buck has held the positions of Chief Executive Officer and owner of Whitefish Ventures, LLC, a provider of financial and general business services to small business enterprises. Mr. Buck served as President and Chief Operating Officer of Fingerhut Companies, Inc. from 1996 to 2000. Mr. Buck also currently serves as non-executive Chairman of the Board of Medica, the second largest health plan in Minnesota. In addition Mr. Buck has held senior executive management positions at Graco Inc., Honeywell Inc., and Alliant Techsystems Inc.

Robert J. Korkowski

     Mr. Korkowski has been a Director since May 1993. From 1989 to his retirement in 1996, Mr. Korkowski was the Senior Vice President of Finance and a director of Opus Corporation, a privately held real estate developer and construction company. From 1986 to 1989, Mr. Korkowski was the Vice President and Chief Financial Officer of National Computer Systems, Inc., a publicly-held information systems company. From 1974 to 1986, Mr. Korkowski was Executive Vice President and Chief Financial Officer of G. Heileman Brewing Company. Mr. Korkowski serves as a member of the board of directors of Redline Performance Products, Inc.

Allen L. Morgan

     Mr. Morgan has been a Director since April 2004. Mr. Morgan has served as Managing Director and General Partner of Mayfield, a venture capital firm, from 1999 to the present. Mr. Morgan heads that firm's efforts in interactive entertainment, new media, consumer e-commerce, and Internet. Prior to joining Mayfield, Mr. Morgan served for over twenty years as corporate partner at Latham & Watkins as well as Wilson, Sonsini, Goodrich & Rosati.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

R. Brandon Burgess

     Mr. Burgess has been a Director since February 2002 and was recently appointed Executive Vice President, Digital Media, International Channels and Business Development for NBC Universal, Inc. where he is also a board member. Previously, Mr. Burgess was Executive Vice President of Business Development for NBC, a diverse international media company, since January 2002. From 2000 to January 2002, Mr. Burgess served as Vice President and Chief Financial Officer of Business Development and New Media for NBC. From 1999 to 2000, Mr. Burgess served as Vice President and Chief Financial Officer for the NBC Television Network, and from 1998 to 1999 he served as Director of Business Development and International Business for NBC. Prior to joining NBC, Mr. Burgess worked as the manager of Corporate Strategy and Mergers and Acquisitions of Pepsico, Inc., a beverage company, from 1995 to 1998.

Ron Herman

     Mr. Herman has been a Director since April 2004 and has been the President and Chief Executive Officer of GE Equity since June 2003. Prior to his current role of President and CEO of GE Equity, which he assumed in June 2003, Mr. Herman was general manager of Corporate Mergers and Acquisitions in GE's headquarters from 1993 to June 2003. General Electric has employed Mr. Hermann in a variety of positions for over 20 years, primarily relating to M&A and private equity. Mr. Herman also holds a board seat on the GEMS Asia Investment Fund.

Jay Ireland

     Mr. Ireland has been a Director since December 2003 and has been President, NBC Universal Television Stations for NBC Universal, Inc. since November 1999. He is also a board member of NBC Universal, Inc. Mr. Ireland has overall executive responsibility for the operations of the twenty nine NBC and Telemundo owned and operated television stations. Mr. Ireland is also a company officer of General Electric, the parent company of NBC Universal, Inc. Before joining NBC, Mr. Ireland had been Chief Financial Officer of GE Plastics from 1997 through November 1999. Mr. Ireland started his career with General Electric in 1980.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees become unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or, if none, the size of the Board of Directors may be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

                THE BOARD OF DIRECTORS BELIEVES THE ELECTION TO
             THE BOARD OF DIRECTORS OF THE NOMINEES SET FORTH ABOVE
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
         AND RECOMMENDS A VOTE "FOR" APPROVAL OF EACH OF THE NOMINEES.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Persons interested in communicating with the Board of Directors are encouraged to contact Mr. Marshall S. Geller, Chairman of the Board, all outside directors as a group or an individual director by submitting a letter or letters to the desired recipients in sealed envelopes labeled "Chairman of the Board", "Outside Directors" or with the name of a specified director. This letter should be placed in a larger envelope and mailed to the Corporate Secretary, ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433. The Corporate Secretary will forward the sealed envelopes to the designated recipient.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which held 16 meetings during Fiscal 2003. Committees established and maintained by the full Board of Directors include the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. During Fiscal 2003, each Director other than Gene McCaffery attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board of Directors on which he served. All members of the Board except Messrs. Burgess, Ireland, Lansing and Herman are "independent," as that term is used in Section 10A of the Exchange Act of 1934 (the "Exchange Act") and as that term is defined in Rule 4200(a)(15) of the NASD listing standards. The Directors are encouraged, but not required, to attend all meetings of the Company's shareholders. Five directors attended the Company's 2003 Annual Meeting of Shareholders.

Audit Committee

     At the beginning of Fiscal 2003, the Audit Committee consisted of Messrs. Korkowski (as Chairman of the Committee), John Flannery, Jr. and Paul Tosetti. Upon Mr. Flannery's resignation from the Board of Directors and the Audit Committee in December 2003, Mr. Geller was elected to the Audit Committee as his replacement. On May 4, 2004, upon Mr. Tosetti's resignation from the Board and the Audit Committee, Mr. Barnett was elected to the Audit Committee. The Audit Committee held five meetings during Fiscal 2003. The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee (1) reviews the audited financial statements of the Company and recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, (2) selects the independent public accountants to audit the books and records of the Company,
(3) reviews accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records and (4) approves all fees of, as well as the provision of any non-audit services by, the Company's independent auditors. To this end, the Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, reviewing with the independent auditors the plans and results of the auditing engagement, recommending and taking action to oversee the independence of the Company's auditors, and recommending to the full Board the engagement of independent auditors. On May 17, 2004, the Board of Directors adopted amendments to its Audit Committee Charter, and that charter continues to comply with the standards set forth in Securities and Exchange Commission regulations and the Nasdaq Stock Market's independent director and Audit Committee listing standards. A copy of the Audit Committee Charter is attached as Annex A to this proxy statement.

     All members of the Audit Committee are "independent," as that term is used in Section 10A of the Exchange Act, as that term is defined in Rule 4200(a)(15) of the NASD listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Korkowski, a member of the Audit Committee, is an "audit committee financial expert" as defined by the SEC's regulations.

Compensation Committee

     At the beginning of Fiscal 2003, the Compensation Committee consisted of Messers. Geller (as Chairman of the Committee), Burgess and Korkowski. On April 22, 2004, Mr. Geller and Mr. Burgess resigned from the Compensation Committee, and the Board of Directors elected Mr. Buck (as the new Chairman of the Compensation Committee) and Mr. Morgan to the Compensation Committee. All three members of the Compensation Committee are non-employee directors. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, which is regularly reviewed in light of SEC and NASD regulations. The Compensation Committee establishes executive compensation strategy and assures that all executive officers of the Company are compensated effectively in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies. The Compensation Committee also administers the Company's stock-based incentive plans and approves grants to executive officers made in connection therewith. The Compensation Committee met three times during the last fiscal year.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Corporate Governance and Nominating Committee consisted of Messrs. Geller (as the Chairman of the Committee) and Korkowski during Fiscal 2003. On April 22, 2004, Messrs. Morgan and Buck were also elected to the Committee, with Mr. Morgan being elected as the Chairman. The Corporate Governance and Nominating Committee has recommended to the Board of Directors that each of the nominees listed for election to the Board of Directors in Proposal 1 be elected to the Board of Directors. The Corporate Governance and Nominating Committee met three times during the last fiscal year. The responsibilities of the Corporate Governance and Nominating Committee are set forth in the Corporate Governance and Nominating Committee Charter, which is regularly reviewed in light of SEC and NASD regulations.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

     The Corporate Governance and Nominating Committee has adopted a charter, which can be found on the Company's website ("www.shopnbc.com" under "Investor Relations -- Corporate Governance"), that describes the attributes it seeks in considering director candidates. The Company has determined that at least 50% of its directors should be independent directors. Currently five of nine directors, and all members of the Corporate Governance and Nominating Committee, are independent directors. The Corporate Governance and Nominating Committee will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee recommends qualified individuals who, if added to the Board of Directors, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. The Corporate Governance and Nominating Committee uses the following guidelines, which are set forth in the Governance and Nominating Committee Charter (Section titled "Committee Duties and Responsibilities"), in analyzing the qualifications for directors:

     The Committee will consider the ability of the director candidate to devote sufficient time to fulfilling his or her duties as a director, the candidate's judgment, skill, experience with businesses and other organizations in industries related to the business of the Company (such as finance; mergers & acquisitions; corporate law; consumer merchandising and retail; TV home shopping; TV programming and media; retail operations and fulfillment; direct response marketing; and e-commerce and technology), experience as an executive with a publicly traded company, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     Shareholders who wish to suggest qualified candidates should write to:
ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344,
Attention: Corporate Governance and Nominating

Committee, c/o General Counsel. All recommendations should state in detail the qualification of such persons for consideration by the Corporate Governance and Nominating Committee and should be accompanied by an indication of the person's willingness to serve. See "Submission of Shareholder Proposals."

DIRECTOR COMPENSATION

     For Fiscal 2003, the Company paid its non-employee Directors elected by the holders of the Company's Common Stock an annual retainer of $30,000 each (paid quarterly on a pro rata basis). Each of these non-employee Directors also received $2,000 for each Board of Directors and Committee meeting attended in person, $1,000 per Board of Directors or Committee meeting attended on a telephonic basis and an additional $500 per Committee meeting attended in person in conjunction with a Board of Directors meeting. In addition, each of these non-employee Directors received $3,000 per quarter for serving as Chairman of a Committee on the Board of Directors. The Board of Directors has resolved in addition periodically to grant options to purchase shares of Common Stock per year to each non-employee Director elected by the holders of shares of Common Stock in consideration for the Director's service on the Company's Board of Directors. The Company reimburses all non-employee Directors for costs and expenses in connection with their attendance at Board of Directors and Committee meetings. During Fiscal 2003, the Board of Directors authorized two separate grants of fully exercisable stock options for the non-employee Directors elected by the holders of shares of Common Stock: one grant of options to purchase 10,000 shares of Common Stock at an exercise price of $12.329 per share, and one grant of options to purchase 5,000 shares of Common Stock at an exercise price of $11.08 per share. In addition, the Board of Directors authorized an additional grant to Mr. Geller in connection with his appointment as Chairman of the Board of Directors of stock options to purchase 50,000 shares of Common Stock at an exercise price of $16.00 per share and an additional grant of options to purchase 25,000 shares of Common Stock at an exercise price of $15.91 to Mr. Korkowski in connection with his service as Chairman of the Audit Committee.

     On February 25, 2004, the Board of Directors approved certain changes in the annual retainers and per meeting fees for non-employee Directors elected by the holders of shares of Common Stock, and authorized an increase in the annual grants such non-employee Directors of options to purchase Common Stock, from 10,000 shares annually to 20,000 shares annually.

Code of Business Conduct and Ethics

     The Company has adopted a code of business conduct and ethics applicable to all of its directors and employees, including its principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of this code of business conduct and ethics is available on our website at www.shopnbc.com, under "Investor Relations -- Business Ethics Policy". In addition, the Company has adopted a Code of Ethics Policy for its senior financial management; this policy is also available on our website at www.shopnbc.com, under "Investor Relations -- Code of Ethics Policy for Chief Executive and Senior Financial Officers".

     The Company intends to disclose any waiver of its codes of business conduct and ethics for its directors or executive officers in future Form 8-K filings as required by applicable law. The Company also intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its codes of business conduct and ethics by posting such information on its website at the address specified above.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information with respect to compensation earned during the fiscal years ended January 31, 2004, 2003, and 2002, for (i) each the Company's Chief Executive Officers during Fiscal 2003,
(ii) the Company's four other most highly compensated executive officers who were serving as executive officers on January 31, 2004 and (iii) one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company on January 31, 2004. In Fiscal 2002 and Fiscal 2003, the Company offered to its executive managers and other eligible employees of the Company a choice of receiving Company stock options in lieu of cash for a portion of the bonuses earned during Fiscal 2002 and Fiscal 2003. If and to the extent the executive officers named below elected to receive options in lieu of a portion of a cash bonus, the bonus and long-term compensation columns in the table below opposite such officer's name are adjusted accordingly.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                           ----------------------------------   -----------------------
                                                                                RESTRICTED   SECURITIES
                                  FISCAL                         OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY      BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
---------------------------       ------   -------   ---------   ------------   ----------   ----------   ------------
                                             ($)        ($)          ($)           ($)          (#)           ($)
William J. Lansing(1)...........   2003    114,423     200,000     302,423            --     1,400,000            --
  Chief Executive Officer          2002         --          --          --            --            --            --
  and President                    2001         --          --          --            --            --            --
Gene McCaffery(2)...............   2003    796,154      48,002      34,927       522,400            --     3,875,000
  Former Chief Executive           2002    840,385     333,333      16,966            --       262,500            --
  Officer and President            2001    792,182   1,082,778      43,113            --        74,078            --
Richard D. Barnes(3)............   2003    350,000       8,000       6,139       424,319        14,000            --
  Chief Operating Officer,         2002    350,000          --       6,000            --       106,340            --
  Chief Financial Officer,         2001    332,500      35,000       6,000            --        61,200            --
  Executive Vice President
Roy Seinfeld(4).................   2003    300,000          --       6,000        21,549        28,000            --
  President -- FanBuzz             2002    300,000          --       6,000            --        25,400            --
                                   2001    300,000      50,000      22,139            --            --            --
Howard F. Fox(5)................   2003    299,615       6,000       6,600        30,822        30,500            --
  Senior Vice President of         2002    274,807          --       6,600            --        36,540            --
  Operations/Customer Service      2001    257,308          --      55,671            --        11,500            --
Nathan E. Fagre(6)..............   2003    266,346       2,667       6,600       226,722        14,000            --
  Senior Vice President,           2002    250,000          --       6,600            --        68,540            --
  General Counsel and Secretary    2001    230,769          --     166,142            --        43,413            --
Elizabeth Byerly Haesler(7).....   2003    325,000      50,000       6,600            --            --            --
  Executive Vice President --      2002     43,750      70,000       1,015            --       175,000            --
  Television and Internet Sales    2001         --          --          --            --            --            --

-------------------------

(1) Mr. Lansing commenced employment with the Company on December 16, 2003. Other annual compensation for Fiscal 2003 consists of $2,423 for automobile expenses and $300,000 for relocation expenses.

(2) Other annual compensation (a) for Fiscal 2003 consists of the reimbursement of $31,643 of legal fees and $3,284 for automobile expenses, (b) for Fiscal 2002 included $13,682 for commuting expenses and $3,284 for automobile expenses and (c) for Fiscal 2001 included $39,829 for relocation and commuting expenses and $3,284 for automobile expenses. 40,000 shares of restricted stock were granted on February 1, 2003 and vest as to one-third of these shares on each of the next three anniversaries of the date of grant. As of January 31, 2004, 40,000 shares of restricted stock were held by Mr. McCaffery with a value of $708,400 based on the closing price of $17.71 per share on January 30, 2004. All other compensation for Fiscal 2003 represents cash compensation payments made pursuant to a Separation Agreement between Mr. McCaffery and the Company on November 25, 2003.

(3) Other annual compensation (a) for Fiscal 2003 consists of $6,139 for automobile expenses, (b) for Fiscal 2002 consists of $6,000 for automobile expenses and (c) for Fiscal 2001 consists of $6,000 for automobile expenses. 32,490 shares of restricted stock were granted on February 1, 2003 and vest as to one-third of these shares on each of the next three anniversaries of the date of grant. As of January 31, 2004, 32,490 shares of restricted stock were held by Mr. Barnes with a value of $575,397 based on the closing price of $17.71 per share on January 30, 2004.

(4) Other annual compensation (a) for Fiscal 2003 consists of $6,000 for automobile expenses, (b) for Fiscal 2002 consists of $6,000 for automobile expenses and (c) for Fiscal 2001 consists of $16,739 for relocation expenses and $5,400 for automobile expenses. 1,650 shares of restricted stock were granted on February 1, 2003 and vest as to one-third of these shares on each of the next three anniversaries of the date of grant. As of January 31, 2004, 1,650 shares of restricted stock were held by Mr. Seinfeld with a value of $29,222 based on the closing price of $17.71 per share on January 30, 2004.

(5) Other annual compensation for Fiscal 2003 consists of $6,600 for automobile expenses, (b) for Fiscal 2002 consists of $6,600 for automobile expenses and
    (c) for Fiscal 2001 consists of $6,600 for automobile expenses and $49,071 for relocation expenses. 2,360 shares of restricted stock were granted on February 1, 2003 and vest as to one-third of these shares on each of the next three anniversaries of the date of grant. As of January 31, 2004, 2,360 shares of restricted stock were held by Mr. Fox with a value of $41,796 based on the closing price of $17.71 per share on January 30, 2004.

(6) Other annual compensation (a) for Fiscal 2003 consists of $6,600 for automobile expenses, (b) for Fiscal 2002 consists of $6,600 for automobile expenses and (c) for Fiscal 2001 consists of $6,600 for automobile expenses and $159,542 for relocation expenses. 17,360 shares of restricted stock were granted on February 1, 2003 and vest as to one-third of these shares on each of the next three anniversaries of the date of grant. As of January 31, 2004, 17,360 shares of restricted stock were held by Mr. Fagre with a value of $307,446 based on the closing price of $17.71 per share on January 30, 2004.

(7) Other annual compensation (a) for Fiscal 2003 consists of $6,600 for automobile expenses and (b) for Fiscal 2002 consists of $1,015 for automobile expenses. Ms. Byerly Haesler was no longer an executive officer of the Company as of January 31, 2004 and resigned from the Company effective February 9, 2004.

                     (the remainder of this page is blank)

            OPTION GRANTS DURING FISCAL YEAR ENDED JANUARY 31, 2004

     The following table sets forth information with respect to options to purchase shares of Common Stock granted during Fiscal 2003 to each of the executive officers in the Summary Compensation Table above. No stock appreciation rights were granted to any of the persons listed on the table below during Fiscal 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                    POTENTIAL
                                        PERCENT OF                              REALIZABLE VALUE
                                          TOTAL                                 AT ASSUMED ANNUAL
                           NUMBER OF     OPTIONS                                 RATES OF STOCK
                           SECURITIES   GRANTED TO   EXERCISE                  PRICE APPRECIATION
                           UNDERLYING   EMPLOYEES    OR BASE                   FOR OPTION TERM(5)
                            OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
NAME                       GRANTED(#)    YEAR(1)      ($/SH)       DATE        5%($)        10%($)
----                       ----------   ----------   --------   ----------   ----------   ----------
William J. Lansing.......  1,400,000       64.8%      15.46(2)  11/30/2013   13,611,795   34,494,962
Gene McCaffery...........         --         --          --             --           --           --
Richard D. Barnes........     14,000        0.6%      12.35(3)    5/9/2009       70,388      164,033
Roy Seinfeld.............     28,000        1.3%      12.35(3)    5/9/2009      140,775      328,066
Howard F. Fox............     20,000        0.9%      11.85(4)   3/14/2011       96,483      224,846
                              10,500        0.5%      12.35(3)    5/9/2009       52,791      123,025
Nathan E. Fagre..........     14,000        0.6%      12.35(3)    5/9/2009       70,388      164,033
Elizabeth Byerly
  Haesler................         --         --          --             --           --           --

-------------------------

(1) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee consultants or Directors.

(2) Options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and vest as follows: (a) 300,000 shares vest on each of the first three grant date anniversaries, (b) 250,000 shares vest on the date the Company's Common Stock has a closing price on the NASDAQ for 20 consecutive days of at least $24.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect to the second 125,000 shares on the sixth anniversary of the date of grant and (c) 250,000 shares vest on the date the Company's Common Stock has a closing price on the NASDAQ for 20 consecutive days of at least $30.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect to the second 125,000 shares on the sixth anniversary of the date of grant. Such options will expire ten years from date of grant or two years from the date of termination of employment.

(3) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vested on May 9, 2004. Such options will expire five years from the date of vesting or three months from the date of termination of employment.

(4) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest as to one-third of the shares on each of the next three grant date anniversaries. Such options will expire five years after vesting or three months from the date of termination of employment.

(5) The amounts shown in these columns are the result of calculations at assumed annual rates required by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

                OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information as of January 31, 2004 with respect to the unexercised options held by each of the executive officers named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                       OPTIONS AT              OPTIONS AT
                                                                  JANUARY 31, 2004 (#)    JANUARY 31, 2004($)
                                                                 ----------------------   --------------------
                              SHARES ACQUIRED        VALUE           (EXERCISABLE/           (EXERCISABLE/
NAME                           ON EXERCISE(#)     REALIZED($)        UNEXERCISABLE)        UNEXERCISABLE)(1)
----                         ------------------   -----------    ----------------------   --------------------
William J. Lansing.........                                             0/1,400,000              0/3,150,000
Gene McCaffery.............       408,338          5,210,552(2)     978,240/300,000        6,079,092/761,250
Richard D. Barnes..........                                          432,647/73,893          497,291/275,551
Roy Seinfeld...............                                          273,067/30,333          837,181/156,939
Howard F. Fox..............                                          194,680/33,860          519,104/183,358
Nathan E. Fagre............                                          302,260/48,693          241,029/195,357
Elizabeth Byerly
  Haesler(3)...............                                          58,333/116,667          190,749/381,501

-------------------------

(1) The dollar amount represents the positive spread between the exercise price of the options and the closing price per share of the Common Stock on the Nasdaq National Market of $17.71 on January 30, 2004.

(2) The dollar amount represents the positive spread between the fair market value of the underlying shares of Common Stock on the exercise date and the exercise price ($3.375 per share).

(3) Ms. Byerly Haesler was no longer an executive officer of the Company as of January 31, 2004 and resigned from the Company effective February 9, 2004.

                             EMPLOYMENT AGREEMENTS

William J. Lansing

     Effective December 1, 2003, the Company entered into an employment agreement with Mr. Lansing (the "Lansing Employment Agreement") under which Mr. Lansing serves as the President and Chief Executive Officer of the Company commencing December 16, 2003 through January 31, 2007. The Lansing Employment Agreement provides that Mr. Lansing receives a base salary of at least $850,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $1,500 and reimbursement for moving expenses. The Lansing Employment Agreement also provides for an annual incentive bonus to Mr. Lansing equal to 120% of his annual base salary in the event the Company achieves certain target objectives, with a guaranteed minimum incentive bonus of $510,000 for Fiscal 2004 so long as Mr. Lansing remains continuously employed by the Company through January 31, 2005. Under the Lansing Employment Agreement, the Company paid Mr. Lansing a signing bonus of $200,000 on the first business day of January, 2004. In addition, Mr. Lansing was issued options to purchase 1,400,000 shares of Common Stock, with an exercise price equal to $15.46 per share, the last trading price of a share of Common Stock on December 1, 2003. The option vests with respect to (1) 300,000 shares on each of the first three anniversaries of the grant date, (2) 250,000 shares on the date the Common Stock has had a daily closing price as reported on NASDAQ for 20 consecutive trading days of at least $24.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect to the second 125,000 shares on the sixth anniversary of the date of grant, and (3) 250,000 shares on the date the Common Stock has had a daily closing price as reported on NASDAQ for 20 consecutive trading days of at least $30.00 per share or, if not already vested, with respect to 125,000 shares on the fifth anniversary of the date of grant and with respect to the second 125,000 shares on the sixth anniversary of the date of grant. The option expires on November 30, 2013. The Lansing Employment Agreement generally provides that Mr. Lansing may not compete against the Company for twelve months after his employment is terminated. The Lansing Employment Agreement also obligates the Company to pay severance benefits to Mr. Lansing in the event his employment with the Company is terminated in certain instances in an amount equal to two times his highest annual base salary plus a pro rata portion of any annual incentive bonus that would have been payable but for such termination, along with providing additional health, dental and life insurance benefits for two years. In addition, if Mr. Lansing's termination occurs in connection with a change of control, he would also be entitled to receive two times his annual incentive bonus.

Gene McCaffery

     Effective November 26, 2003, the Company entered into a separation agreement with Mr. McCaffery (the "Separation Agreement") under which Mr. McCaffery agreed to resign as President and Chief Executive Officer of the Company, and as a director of the Company. The Separation Agreement provides that Mr. McCaffery will receive payments from the Company equal to the amount of his base salary through December 31, 2005 plus approximately $1,875,000 in consideration for certain signing and retention bonuses Mr. McCaffery would have otherwise been entitled to under his prior employment agreement with the Company. In addition, Mr. McCaffery received a bonus under the Company's Incentive Plan (as defined below) for Fiscal 2003 of $48,000. In connection with the Separation Agreement, Mr. McCaffery entered into a separate transition employment agreement with the Company under which he will continue to be employed by the Company as Special Advisor to the Board for two years at an annual salary of $200,000. The Separation Agreement generally provides that Mr. McCaffery may not compete against the Company for six months after his employment with the Company is ultimately terminated.

Richard D. Barnes

     Effective July 2, 2003, the Company entered into a Salary Continuation Agreement with Mr. Barnes (the "Barnes Salary Continuation Agreement"). The Barnes Salary Continuation Agreement provides for the payment of severance to Mr. Barnes as well as the acceleration of vesting of any stock options held by Mr. Barnes in the event his employment with the Company is terminated by Mr. Barnes for good reason or by the Company without cause. The severance payments would include the actual bonus under any bonus plan that Mr. Barnes participates in and in which he would otherwise be entitled, an amount equal to Mr. Barnes' annual bonus objective, and an amount equal to the sum of two times Mr. Barnes' base salary at the time of termination and his auto allowance, paid in accordance with the Company's regular payroll practices on a monthly basis over a two year period. In addition to severance payments, Mr. Barnes would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during such two year period similar to what he received while employed by the Company. The Barnes Salary Continuation Agreement also generally provides that Mr. Barnes may not compete against the Company for six months after his employment is terminated.

Roy Seinfeld

     Effective July 2, 2003, the Company entered into a Salary Continuation Agreement with Mr. Seinfeld (the "Seinfeld Salary Continuation Agreement"). The Seinfeld Salary Continuation Agreement provides for the payment of severance to Mr. Seinfeld as well as the acceleration of vesting of any stock options held by Mr. Seinfeld in the event his employment with the Company is terminated by Mr. Seinfeld for good reason or by the Company without cause. The severance payments would be in an amount equal to the sum of Mr. Seinfeld's base salary at the time of termination and his auto allowance, paid in accordance with the Company's regular payroll practices on a monthly basis over a one year period. In addition to severance payments, Mr. Seinfeld would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during such one year period similar to what he received while employed by the Company. The Seinfeld Salary Continuation Agreement also generally provides that Mr. Seinfeld may not compete against the Company for six months after his employment is terminated.

Howard F. Fox

     Effective July 2, 2003, the Company entered into a Salary Continuation Agreement with Mr. Fox (the "Fox Salary Continuation Agreement"). The Fox Salary Continuation Agreement provides for the payment of severance to Mr. Fox as well as the acceleration of vesting of any stock options held by Mr. Fox in the event his employment with the Company is terminated by Mr. Fox for good reason or by the Company without cause. The severance payments would be in an amount equal to the sum of Mr. Fox's base salary at the time of termination and his auto allowance, paid in accordance with the Company's regular payroll practices on a monthly basis over a one year period. In addition to severance payments, Mr. Fox would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during such one year period similar to what he received while employed by the Company. The Fox Salary Continuation Agreement also generally provides that Mr. Fox may not compete against the Company for six months after his employment is terminated.

Nathan E. Fagre

     Effective July 2, 2003, the Company entered into a Salary Continuation Agreement with Mr. Fagre (the "Fagre Salary Continuation Agreement"). The Fagre Salary Continuation Agreement provides for the payment of severance to Mr. Fagre as well as the acceleration of vesting of any stock options held by Mr. Fagre in the event his employment with the Company is terminated by Mr. Fagre for good reason or by the Company without cause. The severance payments would include the actual bonus under any bonus plan that Mr. Fagre participates in and in which he would otherwise be entitled, an amount equal to Mr. Fagre' annual bonus objective, and an amount equal to the sum of two times Mr. Fagre' base salary at the time of termination and his auto allowance, paid in accordance with the Company's regular payroll practices on a monthly basis over a two year period. In addition to severance payments, Mr. Fagre would also be entitled to receive (or to be reimbursed for obtaining) certain health insurance benefits during such two year period similar to what he received while employed by the Company. The Fagre Salary Continuation Agreement also generally provides that Mr. Fagre may not compete against the Company for six months after his employment is terminated.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. During Fiscal 2003, the Compensation Committee consisted of three non-employee Directors, R. Brandon Burgess, Robert
J. Korkowski and Marshall S. Geller. Mr. Burgess is an executive officer of NBC, the largest shareholder of the Company. On April 22, 2004, John Buck joined the Compensation Committee as Chairman, and Allen Morgan also joined the Compensation Committee, while Messrs. Burgess and Geller resigned. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for Fiscal 2003 as they affected the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     The elements in the Company's executive compensation program are base salary compensation, annual incentive compensation, stock options, restricted stock and miscellaneous benefits and perquisites (consisting primarily of a car allowance and customary health benefits).

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. Annual incentive compensation for executives of the Company is based primarily on attainment of specified corporate financial results, as determined by the Compensation Committee.

Short-Term Incentive Compensation

     The Company's 2002 Annual Management Incentive Plan (the "Incentive Plan") has been developed to provide incentives to the senior executives of the Company and its subsidiaries to produce a superior return to the Company's shareholders and to encourage such executives to remain in the employ of the Company and its subsidiaries through annual cash incentive awards. All executive officers and other key employees are eligible to participate in the Incentive Plan. The Incentive Plan rewards participants for attaining pre-determined Company goals. Awards are based on actual results measured against the attainment of performance targets selected by the Compensation Committee consisting of one or more of the following: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The Incentive Plan was approved by the Company's shareholders at the Company's 2002 annual meeting of shareholders. Notwithstanding the parameters established for awards under the Incentive Plan, the Compensation Committee may determine based on an executive officer's performance that such officer would be entitled to a bonus based on other performance factors.

Long-Term Incentive Compensation

     Awards of stock option and restricted stock grants under the ValueVision Media, Inc. 2001 Omnibus Stock Plan (as amended, the "2001 Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The 2001 Plan also permits the granting of stock options to key personnel. Options become exercisable based upon criteria established by the Company. During Fiscal 2003, option grants were made to the following named executive officers of the
Company: options to acquire 1,400,000 shares of Common Stock were granted to Mr. Lansing; options to acquire 14,000 shares of Common Stock were granted to Mr. Barnes; options to acquire 28,000 shares of Common Stock were granted to Mr. Seinfeld; options to acquire 30,500 shares of Common Stock were granted to Mr. Fox; and options to acquire 14,000 shares of Common Stock were granted to Mr. Fagre.

     In addition, during Fiscal 2003, restricted stock awards were made to the following named executive officers of the Company: 40,000 shares of restricted stock were granted to Mr. McCaffery; 32,490 shares of restricted stock were granted to Mr. Barnes; 1,650 shares of restricted stock were granted to Mr. Seinfeld; 2,360 shares of restricted stock were granted to Mr. Fox; and 17,360 shares of restricted stock were granted to Mr. Fagre.

     While the value realizable from exercisable options or vested restricted stock is dependent upon the extent to which the Company's performance is reflected in the market price of a share of Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option or restricted stock be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option or sell shares of vested restricted stock granted in a previous year. The Board believes that the option or restricted stock grants with deferred vesting to executive officers are important in retaining executive officers and providing them with incentives consistent with the shareholders' objectives for appreciation in the value of the Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The terms of Mr. Lansing's compensation were established by the Compensation Committee through negotiation with Mr. Lansing and are set forth in Mr. Lansing's employment agreement. See "Employment Agreements -- William J. Lansing."

     Mr. McCaffery's base salary of $850,000 for Fiscal 2003 was determined by the terms of his employment agreement entered into with the Company on December 2, 1999, as amended as of October 9, 2000 and as further amended as of September 2, 2002 (the "McCaffery Employment Agreement"). In addition, Mr. McCaffery received an incentive bonus of $48,000, based on the terms of the Incentive Plan for Fiscal 2003 for executives and pursuant to the Separation Agreement. The terms of Mr. McCaffery's Separation Agreement (see "Employment
Agreements -- Gene McCaffery") were based on the contractual terms previously established under the McCaffery Employment Agreement.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. The Board of Directors and the Committee intend that any grants of options or performance units under the 2001 Omnibus Stock Plan and awards made under the Company's 2002 Annual Management Incentive Plan meet the requirements of Section 162(m). The Committee believes, however, that in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The Committee will continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of the Company and its shareholders.

                                            COMPENSATION COMMITTEE

                                            John D. Buck
                                            Robert J. Korkowski
                                            Allen L. Morgan

                          BOARD AUDIT COMMITTEE REPORT

     The Audit Committee (i) reviewed and discussed the Company's audited financial statements for the year ending January 31, 2004 and significant accounting issues with the Company's management and with the Company's independent accountants, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements and (iii) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (independence discussions with audit committees) that relates to the accountants' independence from the Company. Based on the review and discussions with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending January 31, 2004 for filing with the SEC.

                                            AUDIT COMMITTEE

                                            Robert J. Korkowski
                                            Marshall S. Geller
                                            James J. Barnett

                           INDEPENDENT AUDITORS' FEES

PRINCIPAL ACCOUNTING FEES AND SERVICES

     The following table presents fees for professional audit services billed to the Company by Deloitte & Touche LLP relating to services during the years ended January 31, 2004 and 2003:

                                                               FISCAL     FISCAL
                                                                2003       2002
                                                              --------   --------
Audit fees(1)...............................................  $193,600   $144,300
Audit-related fees(2).......................................  $ 24,600   $  9,700
Tax fees(3).................................................  $219,000   $150,000
All other fees(4)...........................................        --         --

-------------------------

(1) On May 16, 2002, the Company discontinued the engagement of Arthur Andersen LLP as the Company's independent auditors and engaged Deloitte & Touche LLP as the independent auditors for the fiscal year ended January 31, 2003.

(2) Fees for audit-related services consisted principally of services related to assistance with information systems reviews, employee benefit plan audits, accounting consultation and compliance with certain state service and technology agreements.

(3) Tax fees consisted primarily of tax compliance, tax planning and tax advice. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings. For Fiscal 2004, $200,000 of the tax fees were tax compliance fees and consisted of $80,000 for IRS audit assistance and $120,000 for federal, state and local income tax return assistance. For Fiscal 2003, $115,000 of the tax fees were tax compliance fees and consisted of $16,000 for IRS audit assistance and $99,000 for federal, state and local income tax return assistance. Tax planning and tax advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of tax advice related to structuring certain proposed acquisitions and disposals and tax advice related to alteration of employee benefit plans. For Fiscal 2003 and Fiscal 2002, $49,000 and $35,000 of the respective tax fees were tax planning and tax advice fees.

(4) There were no other fees paid to Deloitte and Touche LLP during Fiscal 2004 and Fiscal 2003.

AUDITOR INDEPENDENCE

     The services performed by Deloitte and Touche LLP in Fiscal 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its April 22, 2003 meeting. This policy describes the permitted audit, audit-related, tax and other services that the Company's independent auditors may perform. This policy requires that all non-audit services be pre-approved by the Audit Committee (or by the Chairman of the Audit Committee, by delegation of authority from the Audit Committee if pre-approval must be provided between Audit Committee meetings). The Audit Committee has considered and determined that the provision of the non-audit services described under Audit-related Fees, Tax Fees and All Other Fees is compatible with maintaining Deloitte & Touche's independence as the Company's principal accountants.

                              CERTAIN TRANSACTIONS

TRANSACTION INVOLVING MR. MCCAFFERY

     Under Mr. McCaffery's previous employment agreement with the Company, Mr. McCaffery was granted a line of credit from the Company in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery. Under the terms of that borrowing, Mr. McCaffery was required to pledge, as collateral for his repayment obligation to the Company, securities of the Company owned by

Mr. McCaffery and valued at 150% of the aggregate amounts borrowed from the Company by Mr. McCaffery, with the value of the collateral to be adjusted on a quarterly basis. The interest to be paid by Mr. McCaffery on amounts withdrawn on the line of credit is equal to the minimum amount of interest allowable under Federal tax laws. As of May 6, 2004, the principal amount borrowed by Mr. McCaffery pursuant to such line of credit (which represents the highest amount borrowed since the beginning of Fiscal 2002) was $3,800,000. A separate pledge agreement and promissory note from Mr. McCaffery to the Company was previously entered into with respect to any amounts to be withdrawn pursuant to this line of credit. Mr. McCaffery must repay the Company in full no later than December 2, 2004. However, the Separation Agreement provides that in the event Mr. McCaffery becomes a full-time employee of an employer other than the Company, then any amounts to which he becomes entitled to receive under the Separation Agreement or his transition employment agreement with the Company subsequent to the commencement date of such other employment will be applied first to repay any amounts payable under the promissory note.

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

     In March 1999, the Company entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, NBC and GE Equity acquired 5,339,500 shares of the Preferred Stock between April 1999 to June 1999, and NBC was issued a warrant to acquire 1,450,000 shares of the Company's Common Stock (the "Distribution Warrant"), with an exercise price of $8.29 per share, under a Distribution and Marketing Agreement discussed below. The Preferred Stock was sold for aggregate consideration of $44,265,000 (or $8.29 per share). In addition, the Company issued to GE Equity a warrant (the "Investment Warrant") to increase its potential aggregate equity stake (together with its affiliates, including NBC) at the time of exercise to 39.9%. The Preferred Stock is convertible into an equal number of shares of the Company's Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. On July 6, 1999, GE Equity exercised the Investment Warrant and acquired an additional 10,674,000 shares of the Company's Common Stock for an aggregate of $178,370,000, or $16.71 per share. Following the exercise of the Investment Warrant, the combined ownership of the Company by GE Equity and NBC on a diluted basis was and is currently approximately 40%. NBC also has the exclusive right to negotiate on behalf of the Company for the distribution of its television home shopping service. The shareholders of the Company approved the above-described transaction with GE Equity and NBC at a special meeting of shareholders of the Company held on June 2, 1999. The material agreements constituting this strategic alliance to which the Company is a party are described below.

Investment Agreement

     Pursuant to the Investment Agreement between the Company and GE Equity dated March 8, 1999 (the "Investment Agreement"), the Company sold to GE Equity 5,339,500 shares of Preferred Stock for an aggregate of $44,265,000. The Preferred Stock is convertible into an equal number of shares of Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Equity is entitled to designate a nominee to the Board of Directors (see discussion under "Shareholder Agreement" below), the holders of the Preferred Stock are entitled to a separate class vote on the directors subject to nomination by NBC and GE Equity. During such period of time, such holders will not be entitled to vote in the election of any other Directors, but will be entitled to vote on all other matters put before shareholders of the Company. Consummation of the sale of 3,739,500 shares of the Preferred Stock was completed on April 15, 1999. Final consummation of the transaction regarding the sale of the remaining 1,600,000 Preferred Stock shares was completed at a special meeting of the Company's shareholders held on June 2, 1999.

     Pursuant to the Investment Agreement, the Company also issued to GE Equity the Investment Warrant, which gave to GE Equity the right to acquire a number of shares of Common Stock that would result in the combined beneficial ownership by GE Equity and NBC of 39.9% of the Common Stock outstanding from time to time subject to certain limitations as set forth in the Investment Warrant. On July 6, 1999, GE Equity exercised the Investment Warrant, allowing it to acquire an additional 10,674,000 shares of the Company's Common Stock for an aggregate of $178,370,000, or $16.71 per share, representing the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise.

Shareholder Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Shareholder Agreement (the "Shareholder Agreement"), which provides for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) initially provided that GE Equity and NBC would be entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock." R. Brandon Burgess, Ron Herman and Jay Ireland, Directors of the Company and currently nominees for election to the Board of Directors by the holders of the Preferred Stock, are employed by GE Equity and NBC. GE Equity and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the Board in certain circumstances. Subject to certain exceptions, all committees of the Board were to include a proportional number of directors nominated by NBC or GE Equity. The Shareholder Agreement also requires the consent of GE Equity prior to the Company entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances), as well as taking any actions over certain thresholds, as detailed in the agreement, regarding the issuance of voting shares over a 12-month period, the payment of quarterly dividends, the repurchase of Common Stock, acquisitions (including investments and joint ventures) or dispositions, and the incurrence of debt greater than $40.0 million or 30% of the Company's total capitalization. The Company is also prohibited from taking any action that would cause any ownership interest of certain Federal Communication Commission ("FCC") regulated entities from being attributable to GE Equity, NBC or their affiliates.

     The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), subject to certain limited exceptions, GE Equity and NBC are prohibited from: (i) any asset/business purchases from the Company in excess of 10% of the total fair market value of the Company's assets,
(ii) increasing their beneficial ownership above 39.9% of the Company's shares,
(iii) making or in any way participating in any solicitation of proxies, (iv) depositing any securities of the Company in a voting trust, (v) forming, joining, or in any way becoming a member of a "13D Group" with respect to any voting securities of the Company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to the Company any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of the Company. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the Board, or the Board pursues such a transaction, or engages in negotiations or provides information to a third party and the Board has not resolved to terminate such discussions, then GE Equity or NBC may propose to the Company a tender offer or business combination proposal.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause (v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

     The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by the Company of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), or (v) six months after GE Equity and NBC can no longer designate any nominees to the Board. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause (v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of the Company's diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for the Company.

     On March 19, 2004 the Company, NBC and GE Equity agreed to amend the Shareholder Agreement as follows: (i) to increase the authorized size of the Company's board of directors to 9 from 7; (ii) to permit NBC and GE Equity to appoint an aggregate of 3 directors instead of 2 to the Company's board of directors; and (iii) to reflect that NBC and GE Equity would no longer have the right to have its director-nominees on the Audit, Compensation or Nominating/Governance Committees, in the event the committees must be comprised solely of "independent" directors under applicable laws or Nasdaq regulations. Instead, NBC and GE Equity would have the right to have an observer attend all of these committee meetings, to the extent permitted by applicable law.

Registration Rights Agreement

     Pursuant to the Investment Agreement, as amended, ValueVision and GE Equity entered into a Registration Rights Agreement providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of five demand registrations and unlimited piggy-back registration rights.

Distribution and Marketing Agreement

     NBC and the Company entered into the Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of the Company for the distribution of its home shopping television programming service. As compensation for such services, the Company currently pays NBC an annual fee of approximately $1.6 million (increasing no more than 5% annually) and issued NBC the Distribution Warrants. The exercise price of the Distribution Warrants is $8.29 per share. Of the aggregate 1,450,000 shares subject to the Distribution Warrants, 200,000 shares vested immediately, with the remainder vesting 125,000 shares annually over the 10-year term of the Distribution Agreement. In conjunction with the Company's November 2000 execution of the Trademark License Agreement with NBC, the Company agreed to accelerate the vesting of the remaining unvested Distribution Warrants. The Distribution Warrants are exercisable for five years after vesting. Because NBC successfully delivered to the Company 10 million FTE homes pursuant to the Distribution Agreement, NBC is entitled to additional warrants to acquire Common Stock at the then current market price. In fiscal 2001, the Company issued to NBC additional warrants to purchase 343,725 shares of the Company's Common Stock at an exercise price of $23.07. In the fourth quarter of fiscal 2002, the Company issued to NBC additional warrants to purchase 36,858 shares of the Company's Common Stock at an exercise price of $15.74 per share. These additional warrants were issued as a result of NBC meeting its original performance target. NBC may terminate the Distribution Agreement if the Company enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control." On April 7, 2004, NBC exercised a portion of the Distribution Warrants in a cashless exercise acquiring 101,509 shares of the Company's Common Stock.

Trademark License Agreement with NBC

     On November 16, 2000, the Company entered into a Trademark License Agreement (the "License Agreement") with NBC pursuant to which NBC granted the Company an exclusive, worldwide license (the

"License") for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and corporate name and companion Internet website. The Company subsequently selected the names "ShopNBC" and "ShopNBC.com." In connection with the License Agreement, the Company issued to NBC warrants (the "License Warrants") to purchase 6,000,000 shares of the Common Stock, with an exercise price of $17.375 per share. The License Warrants have a five-year term from the date of vesting and vest in one-third increments. As of January 31, 2004, all of the License Warrants were vested. Additionally, in connection with the License Agreement, the Company agreed to accelerate the vesting of warrants to purchase 1,450,000 shares of Common Stock granted to NBC in connection with the March 1999 Distribution and Marketing Agreement between NBC and the Company discussed below.

     The Company has also agreed under the License Agreement, among other things, to (i) certain restrictions on using any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC, (ii) the loss of its rights under the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets, (iii) not own, operate, acquire or expand its business to include certain businesses without NBC's prior consent, (iv) comply with NBC's privacy policies and standards and practices, and (v) not own, operate, acquire or expand the Company's business such that one third or more of the Company's revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten percent shareholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during Fiscal 2003, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent shareholders were complied with except for the following. On May 8, 2003, Mr. McCaffery filed a Form 4 that was due May 3, 2003.

                            STOCK PERFORMANCE GRAPH

     The line-graph set forth below compares the cumulative, five-year, total shareholder return to the Company's shareholders (based on appreciation of the market price of the Common Stock) on an indexed basis with (i) a broad equity market index and (ii) a peer group created by the Company over the same period and consisting of companies involved in various aspects of the television home shopping, jewelry and Internet retail and service industries. The presentation compares the Common Stock price in the period from January 31, 1999 to January 31, 2004, to the Nasdaq National Market stock index and to the peer group. The total return to shareholders of those companies comprising the peer group are weighted according to their stock market capitalization. The companies in the current peer group are: E.W. Scripps Co., the parent company of the Shop At Home home shopping television network; InterActiveCorp, the parent company of the Home Shopping Network (HSN); Liberty Media Corporation, the parent company of QVC, a home shopping television network; Amazon Com, Inc., an on-line retailer, GSI Commerce, Inc., a provider of professional services to the on-line retail industry, Zale Corporation, a specialty jewelry retailer; and Whitehall Jewellers, Inc., a specialty jewelry retailer.

     Since Spiegel, Inc., a member of the Company's former peer index, filed for bankruptcy protection and no longer has a class of stock listed on the Nasdaq National Market and Hanover Direct, Inc. incurred financial challenges and undertook a recapitalization the Company recently reevaluated the composition of its peer group and determined a change was appropriate. The Company believes that the new peer group more accurately matches the Company's present and future business opportunities. The companies in the former peer group are Zale Corporation, Shop At Home, Inc. (renamed Summit America Television, Inc. in November 2002), Spiegel, Inc. and Hanover Direct, Inc. During this transition year, both the new peer group and the former peer group (without Spiegel, Inc. and Hanover Direct, Inc.) are shown so that shareholders may compare them for the most recent five-year performance. In each case, the cumulative return is calculated assuming an investment of $100 on January 31, 1999, and reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG VALUEVISION MEDIA, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     AN OLD PEER GROUP AND A NEW PEER GROUP

                              (PERFORMANCE GRAPH)

              -----------------------------------------------------------------------------------------------------------------
                                           VALUEVISION           NASDAQ STOCK              FORMER                   NEW
                                           MEDIA, INC.           MARKET (U.S.)           PEER GROUP             PEER GROUP
              -----------------------------------------------------------------------------------------------------------------
                      1/99                   100.00                 100.00                 100.00                 100.00
              -----------------------------------------------------------------------------------------------------------------
                      1/00                   384.46                 160.68                  95.77                 144.81
              -----------------------------------------------------------------------------------------------------------------
                      1/01                   184.46                 120.22                  63.81                  87.52
              -----------------------------------------------------------------------------------------------------------------
                      1/02                   203.46                  56.70                  74.70                  77.45
              -----------------------------------------------------------------------------------------------------------------
                      1/03                   142.59                  53.47                  49.28                  67.21
              -----------------------------------------------------------------------------------------------------------------
                      1/04                   191.46                  75.66                  84.50                  96.97
              -----------------------------------------------------------------------------------------------------------------

-------------------------
* $100 invested on 1/31/99 in stock or index -- including reinvestment of dividends. Fiscal year ending January 31.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of January 31, 2004 for compensation plans under which securities may be issued:

                                       NUMBER OF SECURITIES       WEIGHTED-AVERAGE      NUMBER OF SECURITIES
                                         TO BE ISSUED UPON       EXERCISE PRICE OF     REMAINING AVAILABLE FOR
                                      EXERCISE OF OUTSTANDING   OUTSTANDING OPTIONS,    FUTURE ISSUANCE UNDER
                                       OPTIONS, WARRANTS AND          WARRANTS           EQUITY COMPENSATION
PLAN CATEGORY                                 RIGHTS                 AND RIGHTS                 PLANS
-------------                         -----------------------   --------------------   -----------------------
Equity Compensation Plans Approved
  by Security Holders...............         5,146,192                 $15.56                  57,060(1)
Equity Compensation Plans Not
  Approved by Security Holders......        11,131,619(2)              $16.38                      --
Total...............................        16,277,811                 $16.12                  57,060(1)

-------------------------

(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant, or right, as follows: 57,060 shares under the 2001 Plan.

(2) Reflects 8,235,343 shares of Common Stock issuable upon exercise of the various warrants issued by the Company and held by NBC and described in "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and 2,896,276 shares of Common Stock issuable upon exercise of nonstatutory stock options granted to employees of the Company at per share exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Each of these options expires 5 - 10 years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three to six years, depending on the circumstances of each individual grant.

                                   PROPOSAL 2

      PROPOSAL TO APPROVE VALUEVISION MEDIA, INC. 2004 OMNIBUS STOCK PLAN

     In April 2004, the Compensation Committee and the Board of Directors unanimously adopted the ValueVision Media, Inc. 2004 Omnibus Stock Plan (the "2004 Plan") subject to approval by shareholders. The full, authoritative text of the 2004 Plan is attached hereto as Annex B. A summary follows for convenience only. Subject to shareholder approval, only the 2004 Plan document itself is binding on the Company or any participant in the 2004 Plan. The Compensation Committee and the Board of Directors continue to believe that stock-based compensation programs are a key element in achieving the financial and operations objectives of the Company. The Company's compensation programs have been designed to motivate the Company's management and employees to work towards the common goal of maximizing shareholder return. Because there are only 57,060 shares remaining to be granted to management and employees from the 2001 Omnibus Stock Plan or other previous equity compensation plans of the Company (except for shares returned to the 2001 Omnibus Plan due to forfeitures and expirations), the Compensation Committee and the Board of Directors believe approval of the 2004 Omnibus Plan by the shareholders is necessary and desirable to continue such stock-based incentive programs.

     The Compensation Committee believes that the administrative flexibility and various forms of awards available under the 2004 Plan will enable them to provide important medium and long term incentives to directors, officers, employees and consultants to achieve the Company's strategic business plans. The Compensation Committee also believes that the tools provided under the 2004 Plan are required for the Company to compete for, motivate, and retain high-quality directors, executives, employees and consultants. The affirmative vote of the holders of a majority of the outstanding shares of Voting Securities (voting as one class) present in person or by proxy and entitled to vote is required to approve the 2004 Plan; provided, that the total vote cast on the Proposal represents at least 50% of all shares of the Voting Securities entitled to vote on the Proposal.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is not permitted to exercise voting discretion with respect to this proposal. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal.

               SUMMARY DESCRIPTION OF THE 2004 OMNIBUS STOCK PLAN

PURPOSE OF THE 2004 PLAN

     The purpose of the 2004 Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The 2004 Plan is also intended to provide the Company's non-employee directors ("Outside Directors") with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

ADMINISTRATION

     The 2004 Plan is administered by a committee (the "Committee") of three or more directors who are "non-employee directors" within the meaning of Rule 16b-3 ("Exchange Act Rule 16b-3") under the Exchange Act. The current Committee is the Compensation Committee of the Board of Directors, all of whose members are both "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. The Committee has the authority to adopt, revise and waive rules relating to the 2004 Plan and to determine the identity of participants, the timing and amount of any awards, and other terms and conditions of awards. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the 2004 Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the 2004 Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control. Solely for purposes of determining and administering awards to participants who are not officers of the Company, the Committee may delegate its responsibilities under the 2004 Plan to members of management of the Company or to others.

     Notwithstanding the preceding paragraph, the Board of Directors has the sole and exclusive power to administer the 2004 Plan with respect to awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the 2004 Plan.

     Because the 2004 Plan has two basic components, options for Outside Directors and discretionary awards for employees and consultants, the terms of which are substantially different, these two separate components of the 2004 Plan are described separately below.

AWARDS TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates are eligible to receive awards under the 2004 Plan at the discretion of the Committee. Nonstatutory stock options under the 2004 Plan also may be awarded by the Committee to individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as advisers, directors, and consultants. The Company and its affiliates have approximately 1,000 employees as of May 20, 2004.

     The total number of shares of Common Stock available for distribution under the 2004 Plan is 2,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company), none of which have been issued or are reserved for issuance pursuant to outstanding awards under the 2004 Plan. A participant is eligible to receive options, stock appreciation rights, restricted stock and performance units relating to no more than 500,000 shares in any year per form of award. The 2004 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company where the amendment is required as a matter of law. Any shares of Common Stock subject to awards under the 2004 Plan that are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights that have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 2004 Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units, and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards are exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person (or that person's legal representative) may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order. However, the Committee may provide that an award (other than incentive stock options) may be transferable if the participant does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee (and in some cases, a consultant, director, or other advisor) under the 2004 Plan are as follows:

Restricted and Unrestricted Stock, and Other Stock-Based Awards

     The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a Shareholder, including without limitation, voting and dividend rights.

Incentive and Nonstatutory Stock Options

     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, but not less than 100% of the fair market value (as defined in the 2004 Plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 2004 Plan,
(ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options held by an employee under the 2004 Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a 2004 Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or nonstatutory stock option covering a number of shares equal to the number of shares so surrendered. In addition, options may be granted under the 2004 Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

Stock Appreciation Rights and Performance Units

     The value of a stock appreciation right granted to a participant is determined by the appreciation in Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the participant dies or becomes disabled. Performance units entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Common Stock or a combination of cash and shares as determined by the Committee.

TRANSFERABILITY

     During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares, or other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered other than pursuant to a qualified domestic relations order, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferable to a successor in the event of a participant's death and (b) a nonqualified stock option may be transferable to any member of a participant's "immediate family" (as such term is defined in Rule 16a-1(e) under the Exchange Act) or to a trust whose beneficiaries are members of such participant's "immediate family" or partnerships in which such family members are the only partners; provided, that the participant receives no consideration for the transfer and such transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPS OF RESTRICTIONS AND FORFEITURE

     Under the 2004 Plan, the Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine. The Committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the participant. In addition, and except as may otherwise be provided in a participant's agreement relating to the award of an option under the 2004 Plan, all options granted to Company employees shall accelerate in the event of a change in control of the Company or other fundamental changes in the corporate structure of the Company.

     The Committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or other business policies of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS AND TERMINATION

     The 2004 Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the participant's title or employment responsibilities. The 2004 Plan also gives the Board the right to terminate, suspend or modify the 2004 Plan, except that amendments to the 2004 Plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 2004 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

OUTSIDE DIRECTOR OPTIONS

AGREEMENTS

     The 2004 Plan provides that all options granted under the 2004 Plan be subject to agreements governing the terms and conditions of the awards. Such agreements are entered into by the Outside Directors and the Company on or after the time the options are granted. Any shares of Common Stock subject to an option under the 2004 Plan that are not used because the terms and conditions of the option are not met may be reallocated under the 2004 Plan as though they had not previously been awarded.

AWARDS

Annual Outside Directors Options

     For each annual meeting of shareholders during the term of the 2004 Plan, each Outside Director serving as an Outside Director of the Company immediately following such annual meeting shall be granted, by virtue of serving as an Outside Director of the Company, a nonstatutory stock option to purchase 20,000 shares of Common Stock or such other amount as the Board may establish from time to time, but not to exceed 50,000 shares (each, an "Annual Outside Director Option"). Such Annual Outside Directors Options shall be deemed to be granted to each Outside Director immediately after each annual meeting.

     Annual Outside Director Options will vest and become exercisable as provided in the agreement pertaining to such grant. Each such option, to the extent exercisable, will be exercisable in whole or in part. In the event of a change in control of the Company or the death of an Outside Director, any grants of Annual Outside Director Options held by such individual or his or her legal representative that were not previously exercisable will become immediately exercisable in full.

Termination of Outside Director Options

     Each Outside Director Option granted pursuant to the 2004 Plan and all rights to purchase Common Stock thereunder will terminate on the earliest of:

          (i) ten years after the date such option is granted or such other time period specified in the agreement;

          (ii) the expiration of the period specified in the agreement after the death or permanent disability of an Outside Director;

          (iii) the date, if any, fixed for cancellation pursuant to the 2004 Plan (e.g., in the event of a dissolution, liquidation or merger, etc.); or

          (iv) 90 days after the date the Outside Director ceases to be a director of the Company;

provided, however, that the option shall be exercisable during this 90-day period only to the extent that the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

     In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

Purchase Price and Exercise of Outside Director Options

     All Outside Director Options granted pursuant to the 2004 Plan are nonstatutory stock options and the price per share of Common Stock subject to an Outside Director Option is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the 2004 Plan.

     An Outside Director Option may be exercised in whole or in part by delivery of a written notice of exercise accompanied by payment in full of the exercise price in cash, in shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the exercise price or a combination thereof.

     During the lifetime of an Outside Director only the Outside Director or his or her guardian or legal representative may exercise the option. An option may be assignable or transferable by the Outside Director to the extent authorized by the Committee. An option may be exercised after the death or permanent disability of the Outside Director by such individual's legal representatives, heirs, or legatees, but only within the period specified in the agreement relating to such Outside Director Options.

Other Awards

     The Committee, in its discretion, may grant other options or other Awards to an Outside Director. No such awards are currently contemplated.

ADJUSTMENTS, MODIFICATIONS AND TERMINATION

     The Committee may provide for the accelerated exercisability of Outside Director Options in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the Outside Director or such other events as the Committee may determine. The Committee may also provide that certain awards may be exercised in certain events after the termination of services of the Outside Director or the death of the recipient. In addition, the termination of an Outside Director's award may be waived in the event that the Outside Director enters into a consulting or other advisory role with the Company which may, in some cases, involve entering into a non-compete agreement with the Company.

NEW PLAN BENEFITS

     The future benefits or amounts that would be received under the 2004 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the 2004 Plan had been in effect cannot be determined.

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options under the 2004 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2004 Plan, nor does it cover state, local, or non-U.S. taxes.

INCENTIVE STOCK OPTIONS

     In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the optionee. If the holding periods described below are satisfied, any gain or loss realized by an optionee will be a capital gain or loss and the Company will not be entitled to a related deduction.

     With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant equal to the value of the shares at the time of exercise less the exercise price. Generally, the same amount is deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

NON-QUALIFIED STOCK OPTIONS

     In general, in the case of a nonstatutory stock option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. Generally, the same amount is deductible by the Company as compensation. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, under Section 162(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the 2004 Plan may be subject to this deduction limit. However, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2004 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the 2004 Plan.

RESTRICTED AND UNRESTRICTED STOCK

     Unless the participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant. When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     Generally (a) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash or shares of Common Stock are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

     The 2004 Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the 2004 Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF
              THE VALUEVISION MEDIA, INC. 2004 OMNIBUS STOCK PLAN.

                                   PROPOSAL 3

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                 DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
           OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2005

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2005, it being intended that such appointment would be presented for ratification by the shareholders of the Company. Arthur Andersen LLP had been the independent accountant for the Company from 1990 through May 16, 2002. On May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, terminated the engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP as the independent accountant for the Company. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions regarding the Company's current fiscal year.

     In the event the shareholders of the Company do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
         INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
                                JANUARY 31, 2005

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of the Company.

                             DIRECTORS AND OFFICERS

CORPORATE OFFICERS:

WILLIAM LANSING
President & CEO

DICK BARNES
EVP, COO, CFO

BRENDA BOEHLER
EVP -- Merchandising

SCOTT DANIELSON
EVP and Executive Producer

NATHAN FAGRE
SVP, General Counsel and Secretary

W. STANN LEFF
SVP -- Human Resources

BOARD OF DIRECTORS:

WILLIAM LANSING
President and CEO ValueVision Media, Inc.

MARSHALL GELLER
Geller & Friend Capital Partners
St. Cloud Capital Partners LP

JAMES BARNETT
Private Investor

JOHN BUCK
Chairman of the Board, Medica

BRANDON BURGESS
EVP, Digital Media, International Channels and Business Development, NBC
Universal

RON HERMAN
President and CEO, GE Equity

JAY IRELAND
President, NBC Universal Television Stations

ROBERT KORKOWSKI
Private Investor

ALLEN MORGAN
Managing Director, Mayfield

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     All shareholder proposals intended to be presented at the 2005 annual meeting of the Company and desired to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company at its principal executive office no later than January 30, 2005. If notice of any other shareholder proposal intended to be presented at that meeting is not received by the Company on or before March 24, 2005, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named in such proxy to vote in their discretion on such proposal without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM LANSING
                                          William J. Lansing
                                          President and Chief Executive Officer

                                                                         ANNEX A

                            VALUEVISION MEDIA, INC.

                            AUDIT COMMITTEE CHARTER
                          (REVISED AS OF MAY 17, 2004)

PURPOSE

     There will be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of ValueVision Media, Inc., a Minnesota corporation (the "Company").

     The Committee will have the responsibility and authority to oversee the Company's management and independent auditors in regard to corporate accounting and financial reporting, to select, evaluate and, where appropriate, replace the independent auditors, and to nominate the independent auditors to be proposed for approval by the shareholders in any proxy statement. The Committee also has oversight of the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and independent auditor. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee will prepare an audit committee report as required by the rules of the SEC to be included in the Company's annual proxy statement.

     The Committee is empowered to retain its own outside legal counsel, auditors or other experts in its discretion to advise the Committee and to compensate such parties with the Company's funds. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee.

     The Committee will meet as often as it determines, but not less frequently than quarterly. The Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Committee meetings to the Board. In addition to funding for the specific purposes described above, the Company will provide appropriate funding, as determined by the Committee, for ordinary administrative expenses that are necessary for the Committee to carry out its duties.

ORGANIZATION

     The Committee will consist of at least three directors. Each director appointed to the Committee will:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and will have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment;

          b) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years;

          c) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee; and

          d) satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission.

     In particular, the Chairman of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

RESPONSIBILITIES

     The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's independent auditors. The Committee's responsibility is to oversee the financial reporting process.

     The Company's management and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditors' work, including without limitation their reports on, and limited reviews of, the Company's financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company's management and the independent auditors with respect to the nature of services provided by the independent auditors and the fees paid for such services. The independent auditors will report directly to the Committee. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     In carrying out its responsibilities, the Committee will:

          a) have the sole authority to appoint or replace the Company's independent auditors (subject, if applicable, to shareholder ratification);

          b) be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of any disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

          c) on an annual basis, review and reassess the adequacy of the Committee Charter annually and the Committee's own performance;

          d) require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

          e) pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit;

          f) have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties;

          g) recommend to the Board guidelines for the Company's hiring of employees of the independent auditing firm engaged on the Company's account;

          h) obtain and review a report from the independent auditor at least annually regarding:

             (a) the independent auditor's internal quality-control procedures,

             (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

             (c) any steps taken to deal with any such issues, and

             (d) all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

        actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Committee will present its conclusions with respect to the independent auditor to the Board;

          i) obtain reports from Company management with responsibility for financial and auditing matters and from the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Ethics Policy, including disclosures of insider and affiliated party transactions;

          j) evaluate, together with the Board, the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, if so determined by the Committee, recommend that the Board replace the independent auditors;

          k) assure regular rotation of the lead audit partner and the reviewing audit partner of the Company's independent auditors;

          l) take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors;

          m) review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

          n) review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor;

          o) review and consider the matters identified in Statement on Auditing Standards No. 61 with the independent auditors and management, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

          p) review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters;

          q) review with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information and any disagreements with management;

          r) meet on a regular basis with the Company's chief financial officer and the independent auditors;

          s) provide appropriate and adequate opportunities for the Company's independent auditor to report to the Committee:

             (i) all critical accounting policies and practices to be used;

             (ii) all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company's outside auditor; and

             (iii) other material written communications between the Company's outside auditor and the management of the Company, such as any management letter or schedule of unadjusted differences;

          t) consider whether the provision of the services by the independent auditors (other than those services rendered in respect of the audit or review of the Company's annual or quarterly financial statements) is compatible with maintaining the independent auditor's independence;

          u) review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission;

          u) review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies;

          w) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters;

          x) receive information from the Company's management (including the Chief Executive Officer and the Chief Financial Officer) about any significant deficiencies and material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls;

          y) review the terms of proposed engagements of the independent auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements;

          z) obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated;

          aa) review with management and the independent auditors any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements prior to the filing of such interim financial statements on the Company's Form 10-Q, including the results of the independent auditors' review of the interim financial statements;

          bb) discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

          cc) confirm that the none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit review or attest services; and

          dd) discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

                                                                         ANNEX B

                            VALUEVISION MEDIA, INC.

                            2004 OMNIBUS STOCK PLAN

     1. PURPOSE. The purpose of the ValueVision Media, Inc. 2004 Omnibus Stock Plan (the "PLAN") is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

     2. DEFINITIONS. The capitalized terms used elsewhere in the Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

          (a) "AFFILIATE" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

          (b) "AGREEMENT" means a written contract consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and containing the terms and conditions of an Award. Each Agreement, together with all amendments thereto, will be in such form as the Committee approves from time to time. Any amendments to an Agreement may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

          (c) "AWARD" or "AWARDS" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

          (d) "BOARD" means the Board of Directors of the Company.

          (e) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

          (f) "COMMITTEE" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

          (g) "COMPANY" means ValueVision Media, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (h) "EFFECTIVE DATE" means the date specified in Section 12(a) of the Plan.

          (i) "EMPLOYEE" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (j) "EVENT" means any of the following:

             (1) The acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the

        Board (the "OUTSTANDING COMPANY VOTING SECURITIES"). Notwithstanding the foregoing sentence, the following acquisitions will not constitute an
        Event:

                (A) any acquisition of common stock or voting securities of the Company directly from the Company,

                (B) any acquisition of common stock or voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

                (C) any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as was their ownership, immediately before such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

             (2) Individuals who, as of the Effective Date, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board. However, any individual becoming a director of the Board after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

             (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately before such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

             (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such sale or other disposition in substantially the same proportion as was their ownership, immediately before such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

             (5) Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in Section 2(j)(1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then-outstanding common stock or combined voting power of the then-outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in Section 2(j)(3) or (4) by a group, acting in concert, that includes that recipient of an Award.

          (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

          (l) "EXCHANGE ACT RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect from time to time, or any successor regulation.

          (m) "FAIR MARKET VALUE" as of any date means, unless otherwise expressly provided in the Plan:

             (1) the closing sale price of a Share on the date of grant, or, if no sale of Shares occurred on that date, on the next preceding day on which a sale of Shares occurred:

                (A) on the composite tape for New York Stock Exchange listed shares; or

                (B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed; or

                (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use; or

             (2) if clause 2(m)(1) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; or

             (3) if clauses 2(m)(1) and 2(m)(2) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it deems appropriate, in its sole discretion, for valuation.

             (4) However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this Section 2(m) to the "date immediately preceding that date" will be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value will be determined in accordance with those regulations. The determination of Fair Market Value is subject to adjustment as provided in Section 16.

          (n) "FUNDAMENTAL CHANGE" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (o) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

          (p) "INSIDER" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

          (q) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

          (r) "NON-STATUTORY STOCK OPTION" means an Option other than an Incentive Stock Option.

          (s) "OPTION" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

          (t) "OUTSIDE DIRECTOR" means a director who is not an Employee.

          (u) "PARTICIPANT" means a person or entity to whom an Award is or has been made in accordance with the Plan.

          (v) "PERFORMANCE CYCLE" means the period of time as specified in an Agreement over which Performance Units are to be earned.

          (w) "PERFORMANCE UNITS" means an Award made pursuant to Section 11 of the Plan.

          (x) "PLAN" means this ValueVision Media, Inc. 2004 Omnibus Stock Plan, as may be amended and in effect from time to time.

          (y) "RESTRICTED STOCK" means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

          (z) "SECTION 16" or "SECTION 16(B)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

          (aa) "SHARE" means a share of Stock.

          (bb) "STOCK" means the Common Stock, par value $.01 per share, of the Company.

          (cc) "STOCK APPRECIATION RIGHT" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.

          (dd) "SUBSIDIARY" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision.

          (ee) "SUCCESSOR" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and Shares issuable in satisfaction of an Award in the event of the Participant's death.

          (ff) "TERM" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

          (gg) "TRANSFEREE" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

     3.  ADMINISTRATION AND INDEMNIFICATION.

          (a) ADMINISTRATION.

             (1) The Committee will administer the Plan. The Committee has exclusive power to (A) make Awards, (B) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (C) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award will be subject to an Agreement authorized by the Committee. A majority of the members of the Committee constitutes a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee will be the acts of the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

             (2) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

             (3) To the extent within its discretion and subject to Sections 15 and 16 of the Plan, other than price, the Committee may amend the terms and conditions of any outstanding Award.

             (4) It is the intent that the Plan and all Awards granted under it will be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(a)(4), that provision to the extent possible will be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining conflict with this intent, the provision will be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

             (5) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee are final and binding on all parties with an interest therein. Consistent with its terms, the Committee has the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee has discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

          (b) INDEMNIFICATION. The Company will indemnify each person who is or was a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan. The Company's indemnification obligations under this Section 3(b) will be subject to applicable law and any limitations imposed under the Company's charter documents. The Company will indemnify each such person against and from any liability that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan, so long as such person gives the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. This right of indemnification will not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     4.  SHARES AVAILABLE UNDER THE PLAN.

          (a) The number of Shares available for distribution under the Plan will not exceed 2,000,000 (subject to adjustment under Section 16).

          (b) Any Shares awarded under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. This includes any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares. However, Shares with respect to which a Stock Appreciation Right has been exercised, whether paid in cash or in Shares, may not again be awarded under the Plan.

          (c) For the purposes of computing the total number of Shares granted under the Plan, the following rules apply to Awards payable in Shares where appropriate:

             (1) each Option is deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

             (2) an Award other than an Option payable in some other security is deemed to be equal to the number of Shares to which it relates;

             (3) where the number of Shares available under the Award is variable on the date it is granted, the Award is deemed to be equal to the maximum number of Shares that could be received under that particular Award;

             (4) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award is deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

             (5) additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

          (d) No fractional Shares may be issued under the Plan. Instead, cash will be paid in lieu of any fractional Share in settlement of an Award.

          (e) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 500,000.

     5. ELIGIBILITY. Participation in the Plan is limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, will be deemed a termination of employment for purposes of the Plan.

     6.  GENERAL TERMS OF AWARDS.

          (a) AMOUNT OF AWARD. Each Agreement will set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

          (b) TERM. Each Agreement, other than those relating solely to Awards of Shares without restrictions, will set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as may be set forth in the Agreement, which may, but need not, include, without limitation, acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11(b).

          (c) TRANSFERABILITY. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) will be of no effect. Notwithstanding the prior two sentences, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee will continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to "Participant" mean the original grantee of an Award and not any Transferee.

          (d) TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment, the following provisions will apply:

             (1) OPTIONS AND STOCK APPRECIATION RIGHTS.

                (A) If a Participant's employment or other relationship with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant's death.

                (B) If a Participant's employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for one year after Participant's termination of employment resulting from Participant's disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment resulting from Participant's disability.

                (C) If a Participant's employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for three months after termination of the Participant's employment or Participant's cessation of service as an Outside Director or director emeritus, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment or ceasing to be an Outside Director or director emeritus.

                (D) Notwithstanding Sections 6(d)(1)(A), (B) and (C), in no event will an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6(d)(1)(A), (B) and (C), except as otherwise provided by the Committee in the Agreement, will terminate as of the end of the periods described in such Sections.

             (2) PERFORMANCE UNITS. If a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion, the Participant, unless the Committee otherwise provides in the Agreement, will be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6(d)(2) or in the Agreement, if a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant will not be entitled to any payment with respect to that Performance Cycle.

             (3) RESTRICTED STOCK AWARDS. Unless otherwise provided in the Agreement, in case of a Participant's death or disability, the Participant will be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions will lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence will terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock will be forfeited to the Company.

          (e) RIGHTS AS SHAREHOLDER. A Participant will have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

     7.  RESTRICTED STOCK AWARDS.

          (a) An Award of Restricted Stock under the Plan will consist of Shares subject to restrictions on transfer and conditions of forfeiture, each of which will be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as may be provided for in the applicable Agreement.

          (c) The Agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions will be issued to the Participant or a Successor or Transferee.

          (d) A Participant or a Transferee with a Restricted Stock Award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

          (e) No more than 1,000,000 of the total number of Shares available for Awards under the Plan will be issued during the term of the Plan as Restricted Stock. This limitation will be calculated in accordance with the applicable provisions of Sections 4 and 16.

     8. OTHER AWARDS. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, will determine the terms and conditions of such Awards, so long as such terms and conditions are not inconsistent with this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 500,000 of the total number of

Shares available for Awards under the Plan may be issued during the term of the Plan in the form of Stock without restrictions.

     9.  STOCK OPTIONS.

          (a) TERMS APPLICABLE TO ALL OPTIONS.

             (1) Each Option will be granted under an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option will be determined by the Committee and set forth in the Agreement, but can not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9(b) and 19 or as otherwise determined by the Committee in its discretion).

             (2) The purchase price of the Shares with respect to which an Option is exercised must be paid in full at the time of exercise, except that the Agreement may permit a Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price must be paid in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased under the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding the foregoing two sentences, a Participant exercising a stock option will not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have an adverse financial accounting consequence for the Company.

             (3) The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("RELOAD OPTION"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

             (4) Each Option is exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary in this Plan and except as otherwise provided in an Agreement, all Options granted to Employees will vest and become exercisable in full upon the occurrence of an Event. In no event will any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.

          (b) INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to all Options:

             (1) the purchase price of each Share subject to an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19);

             (2) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) will not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option will be treated as a Non-Statutory Stock Option;

             (3) an Incentive Stock Option is not exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

             (4) the Agreement covering an Incentive Stock Option will contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

             (5) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless:

                (A) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant; and

                (B) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

          (c) OUTSIDE DIRECTORS' OPTIONS

             (1) ANNUAL OUTSIDE DIRECTOR OPTION GRANTS. So long as there are a sufficient number of Shares available for issuance under the Plan, for the Annual Meeting of Shareholders to be held on June 22, 2004 and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting will be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option to purchase 20,000 Shares or such other amount as may be established from time to time by the Board, but in no event to exceed 50,000 Shares (an "ANNUAL OUTSIDE DIRECTOR OPTION"). Each Annual Outside Director Option will be deemed to be granted to each Outside Director immediately after an Annual Meeting.

             (2) TERMINATION OF ANNUAL OUTSIDE DIRECTORS' OPTIONS. Each Outside Director Option and all rights to purchase Shares thereunder will terminate on the earliest of:

                (A) ten years after the date that the Outside Director Option was granted or such other time period specified in the Agreement;

                (B) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director; or

                (C) ninety days after the date the Outside Director ceases to be a director of the Company; however, the option will only be exercisable during this 90-day period the extent it was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person will continue in full force and effect.

             (3) NON-EXCLUSIVITY OF SECTION 9(C).  The provisions of this
        Section 9(c) are not intended to be exclusive; the Committee, in its discretion, may grant Options or other Awards to an Outside Director.

     10. STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right entitles the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right or as otherwise determined under Section 17(b)(2), over (B) a specified price that is not less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right will be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee will be made at such time or times as provided in the Agreement in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee). The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

     11.  PERFORMANCE UNITS.

          (a) INITIAL AWARD.

             (1) An Award of Performance Units under the Plan entitles the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes); earnings before interest, taxes, depreciation and amortization; net earnings or net earnings per share (profit after taxes); inventory, total or net operating asset turnover; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating profit; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth. Any such targets may relate to one or any combination of two or more of corporate division, a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement will also provide for the timing of the payment.

             (2) Following the conclusion or acceleration of each Performance Cycle, the Committee will determine, with respect to an Award of Performance Units, the extent to which:

                (A) performance targets have been attained;

                (B) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied; and

                (C) payment is due.

          (b) ACCELERATION AND ADJUSTMENT. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events. Examples of such events include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

     12.  EFFECTIVE DATE AND DURATION OF THE PLAN.

          (a) EFFECTIVE DATE. Upon its adoption by the Board, the Plan will be submitted for approval by the shareholders of the Company and will only be effective as of the date of such approval.

          (b) DURATION OF THE PLAN. The Plan will remain in effect until the earlier of the date that all Stock subject to it is distributed, all Awards have expired or lapsed, the Plan is terminated under Section 15, or the tenth anniversary of the Effective Date (the "TERMINATION DATE"). Notwithstanding the foregoing sentence, any Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an

     Incentive Stock Option can be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award will be considered the date and time at which the Award is made or granted.

     13.  PLAN DOES NOT AFFECT EMPLOYMENT STATUS.

          (a) Status as an eligible Employee will not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b) Nothing in the Plan or in any Agreement or related documents confers upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

     14. TAX WITHHOLDING. The Company may withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company may also require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may, in its sole discretion, permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     15.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.

          (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements to the extent not prohibited by law.

          (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

     16.  ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

          (a) Subject to any required action by the Company's shareholders, the Committee, in its sole discretion, has the right to make adjustments, so as to prevent enlargement of rights or inappropriate dilution, to any or all of the following provisions of any outstanding Awards upon the occurrence of any of the events listed in Section 16(b):

             (1) the aggregate number and type of Shares available for Awards under the Plan;

             (2) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions;

             (3) the number and type of Shares and amount of cash subject to Awards then outstanding; and

             (4) the Option price as to any outstanding Options

          (b) The Committee may make the adjustments referred to in Section 16(a) to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change.

          (c) Any fractional Shares resulting from an adjustment under Section 16(a) will be rounded to the nearest whole Share.

     17.  FUNDAMENTAL CHANGE.

          (a) In the event of a proposed Fundamental Change, the Committee must either:

             (1) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

             (2) at least ten days before the occurrence of the Fundamental Change, declare (and provide written notice to each holder of an Option or Stock Appreciation Right of such declaration), that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, will be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, of cash in the amount set forth in
        Section 17(b).

          (b) The amount of any cash payment under Section 17(a)(2) will be equal to:

             (1) for each Share covered by a canceled Option, the amount, if any, by which the Fair Market Value (as defined in Section 17(f)) per Share exceeds the exercise price per Share covered by such Option; or

             (2) for each Stock Appreciation Right, the price determined under
        Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right (as that term is used in Section 10(a)), will be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated as set forth in Section 17(f).

          (c) At the time of any declaration under Section 17(a)(2), each Option and Stock Appreciation Right will immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right will have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.

          (d) In the event of a declaration under Section 17(a)(2), each outstanding Option and Stock Appreciation Right that has not have been exercised before the Fundamental Change will be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

          (e) No person holding an Option or a Stock Appreciation Right will be entitled to the payment provided for in this Section 17 if such Option or Stock Appreciation Right terminated, expired or was cancelled prior to the date of any Fundamental Change in accordance with its terms.

          (f) For purposes of this Section 17 only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

          (g) Any cash payment required to be made under Section 17(a)(2) must be made within ten days after the Fundamental Change.

     18.  FORFEITURES.

          (a) An Agreement may provide that if a Participant has received or is entitled to payment of cash, delivery of Shares, or a combination thereof under an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash or Shares received with respect to the Award in the event of certain occurrences specified in the Agreement. In lieu of forfeiting Shares, a Participant may return or forfeit to the Company the economic value of such Shares determined as of:

             (1) the date of the exercise of Options or Stock Appreciation
        Rights;

             (2) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions; or

             (3) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be.

          (b) The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

     19. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board, at the time of the grant, deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     20. UNFUNDED PLAN. The Plan is unfunded and the Company is not required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken under its provisions create or be construed to create a fiduciary relationship between the Company or its Affiliates and a Participant, Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.

     21.  LIMITS OF LIABILITY.

          (a) Any liability of the Company to any Participant with respect to an Award will be based solely upon contractual obligations created by the Plan and the applicable Agreement.

          (b) Except as may be required by law, neither the Company nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     22. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. No certificate for Shares distributable under the Plan will be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

     23. DEFERRALS AND SETTLEMENTS. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     24. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made under the Plan will not be considered part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     25. BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award will be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

     26.  CHANGE-IN-CONTROL PAYMENTS.

          (a) Notwithstanding Section 17, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or a substantial portion of the assets of the Company, would result in any portion thereof being subject to an excise tax imposed under Code Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code
     Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, then such Award and such other benefits and payments will be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

          (b) For purposes of Section 26(a):

             (1) no portion of payments the receipt or enjoyment of which a Participant will have effectively waived in writing before the date of distribution of an Award will be taken into account; and

             (2) the value of any non-cash benefit or any deferred payment or benefit included in such payment will be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions.

          (c) Any Award not paid as a result of this Section 26 or reduced to zero as a result of the limitations imposed hereby, will remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

     27.  REQUIREMENTS OF LAW.

          (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken in accordance with the Plan will be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and will be construed accordingly.

          (b) If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not effect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

                             VALUEVISION MEDIA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                TUESDAY, JUNE 22, 2004 AT 9:00 A.M., CENTRAL TIME

          HOTEL SOFITEL, 5601 WEST 78TH STREET, BLOOMINGTON, MINNESOTA


      VALUEVISION MEDIA, INC.
       6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                        PROXY
--------------------------------------------------------------------------------

                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

      The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, on Tuesday, June 22, 2004 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposal 2 and 3 and at their discretion on any other business as may properly come before the meeting.

      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                      See reverse for voting instructions.

                                                           ---------------------
                                                             COMPANY #

                                                           ---------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2004.

- Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/VVTV/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 21, 2004.

- Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             - Please detach here -
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of directors:   01 William J. Lansing    04 Marshall S. Geller
                             02 James J. Barnett      05 Allen L. Morgan
                             03 John D. Buck          06 Robert J. Korkowski

[ ]  Vote FOR                [ ]  Vote WITHHELD
     all nominees                 from all nominees
     (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY       ---------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                         ---------------------

2.  Proposal to ratify ValueVision Media, Inc. 2004 Omnibus Stock Plan.

              [ ] For           [ ] Against            [ ] Abstain

3. Proposal to ratify Deloitte & Touche LLP as independent auditors for the current fiscal year.

              [ ] For           [ ] Against            [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box   [ ]
Indicate changes below:

     Date
          -----------------------------------------

---------------------------------------------------


---------------------------------------------------

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                             VALUEVISION MEDIA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                TUESDAY, JUNE 22, 2004 AT 9:00 A.M., CENTRAL TIME

          HOTEL SOFITEL, 5601 WEST 78TH STREET, BLOOMINGTON, MINNESOTA


       VALUEVISION MEDIA, INC.
        6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                        PROXY
--------------------------------------------------------------------------------

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                             VALUEVISION MEDIA, INC.

                  PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

      The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints William J. Lansing and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, on Tuesday, June 22, 2004 at 9:00 a.m., central time, and at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposal 2 and 3 and at their discretion on any other business as may properly come before the meeting.

      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                      See reverse for voting instructions.

                             - Please detach here -
--------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of directors:   01 R. Brandon Burgess    03 Ron Herman
                             02 Jay Ireland

[ ]  Vote FOR                [ ]  Vote WITHHELD
     all nominees                 from all nominees
     (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)
IN THE BOX PROVIDED TO THE RIGHT.)                        ----------------------

2.  Proposed to ratify ValueVision Media, Inc. 2004 Omnibus Stock Plan.

              [ ] For           [ ] Against            [ ] Abstain

3. Proposal to ratify Deloitte & Touche LLP as independent auditors for the current fiscal year.

              [ ] For           [ ] Against            [ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box   [ ]
Indicate changes below:

     Date
          -----------------------------------------

---------------------------------------------------


---------------------------------------------------

Date Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.